Exhibit 10.1

SUBLICENSE AGREEMENT

This Sublicense Agreement (“Agreement”) effective as of February 19, 2016 (“Effective Date”) is made by and between Alba Therapeutics Corporation, a Delaware corporation (“Alba”), having an address at 100 International Drive, 23rd Floor, Baltimore, MD 21202, and Innovate Biopharmaceuticals, Inc., a Delaware corporation, having an address at 8601 Six Forks Road, Suite 400, Raleigh, NC 27615 (“Innovate”).

WHEREAS, Alba and Innovate are parties to an Option Agreement, dated October 7, 2015, as amended, in which Alba granted an exclusive option to Innovate for the purchase of Alba’s assets relating to Larazotide acetate and related compounds, which option was exercised by Innovate on January 15, 2016.

WHEREAS, in lieu of entering into an asset purchase agreement, Alba and Innovate elected to enter into a license arrangement with respect to substantially all of Alba’s assets (the “Assets”) and an accompanying sublicense arrangement with respect to that certain Restated Master License Agreement, dated as of July 1, 2005, by and between Alba and the University of Maryland, Baltimore, a copy of which is attached hereto as Exhibit A (the “UM License Agreement”).

WHEREAS, as of equal date hereof, Alba and Innovate shall enter into that certain License Agreement (the “Primary License Agreement”), pursuant to which, among other things, Alba shall grant to Innovate, and Innovate shall accept, an exclusive license to the Assets.

WHEREAS, subject to certain conditions set forth in the Primary License Agreement, upon completion by Innovate of certain clinical milestones, Alba desires to sell, and Innovate desires to purchase, the Assets and the UM License pursuant to an asset purchase agreement incorporating terms mutually agreed upon therein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Alba and Innovate hereby agree as follows:

I.           DEFINITIONS

A.           “Licensed Field” shall mean all fields.

B.           “Licensed Product(s)” shall mean any pharmaceutical composition containing, consisting of, or comprising: (i) [***]; (ii) larazotide, including any salt or ester thereof including larazotide acetate; and (iii) to the extent not contemplated by the preceding clauses (i)-(ii), a compound for treating or preventing a condition, including but not limited to Celiac Disease, or its use in treatment or prevention of a condition, including but not limited to Celiac Disease, where the compound or method of use is covered by an issued patent.

C.           “Patent Rights” shall mean Alba’s interest in the patents and patent applications related to the Licensed Product, as further itemized in Exhibit B, including (i) patents and patents that may issue from the applications, (ii) all continuations, continuations-in-part, divisions, reissues, re-examinations or extensions of the foregoing, and (iii) and foreign counterparts of any of the foregoing.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

II.          Grant; SUBLICENSES

A.          Alba hereby grants to Innovate, and Innovate accepts, an exclusive worldwide sublicense under the UM License Agreement with respect to the Patent Rights, to conduct research and development and to make, have made, use, lease, offer to sell, sell and import the Licensed Products within the Licensed Field, anywhere in the world, for the term of this Agreement.

B.           Innovate hereby agrees to be bound by, and comply with all obligations under, the terms of the UM License Agreement as it pertains to Licensed Products, which terms are incorporated by reference herein and made a part of this Agreement, and to satisfy Alba’s obligations and those of its sublicensees per the terms of the UM License Agreement, as if Innovate were the original licensee (i.e. “Company”) thereunder.

C.           In addition to and not in lieu of the provisions of Section II.B above, the provisions and terms of Article 16 (Claims, Indemnification and Insurance) of the UM License Agreement shall be read mutatis mutandis as if Alba were the licensor thereunder (i.e. “UM”, “UM Party” and “UM Parties”) and Innovate were the licensee thereunder (i.e. “Company”) so as to offer Alba indemnification by Innovate and the benefits of insurance coverage; provided that the foregoing reference to Article 16 of the UM License Agreement shall not include Sections 16.01, 16.04(b) or 16.04(c) thereof.

D.           In no event shall Innovate grant a sublicense under this Agreement without first obtaining Alba’s written consent; provided that, in any sublicense for which Alba grants consent, Innovate shall remain responsible for the obligations of its sublicensees.

III.         CONSIDERATION

A.           At execution of this Agreement, Innovate will pay to Alba a one-time, non-refundable sublicense fee of One Hundred Thousand Dollars ($100,000.00).

IV.          Representations and Warranties

A.           Alba hereby represents and warrants to Innovate that: (i) Alba has full legal right, power and authority to execute, deliver and perform its obligations under this Agreement; (ii) the execution, delivery and performance by Alba of this Agreement do not contravene or constitute a default under any provision of applicable law or of any agreement, judgment, injunction, order, decree, or other instrument binding upon Alba; and (iii) the officer of the Alba executing this Agreement has been authorized by the Alba’s board of directors or governing body to execute this Agreement as the act of the Alba.

B.           Innovate hereby represents and warrants to Alba that: (i) Innovate has full legal right, power and authority to execute, deliver and perform its obligations under this Agreement; (ii) the execution, delivery and performance by Innovate of this Agreement do not contravene or constitute a default under any provision of applicable law or of any agreement, judgment, injunction, order, decree, or other instrument binding upon Innovate; and (iii) the officer of Innovate executing this Agreement has been authorized by Innovate’s board of directors or governing body to execute this Agreement as the act of Innovate.

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V.          TERM AND TERMINATION

A.           This Agreement shall terminate upon the earlier of (i) the termination of the Primary License Agreement pursuant to the terms thereof, (ii) termination of the UM License Agreement pursuant to the terms thereof or (iii) an assignment of the UM License Agreement by Alba to Innovate upon an asset transfer agreement pursuant to Section 3.06 of the Primary License Agreement

VI.          MISCELLANEOUS

A.           This Agreement shall be governed, construed, and interpreted in all respects in accordance with laws of the State of Maryland without regard to the conflict of laws provisions of such.

B.           This Amendment may be executed in counterparts with the same effect as if both parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

C.           If any provision of this Agreement is held to be invalid, the other provisions will not be affected to the greatest extent possible consistent with the parties’ intent.

[signature page to follow]

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The parties have caused this Agreement to be executed by their duly authorized representatives on the dates indicated below.

Innovate:

Innovate Biopharmaceuticals Inc.

By:	/s/ Jay P Madan
Name:	Jay P Madan
Title:	President

Alba:

Alba Therapeutics Corporation

By:	/s/ Wendy Perrow
Name:	Wendy Perrow
Title:	CEO

[Signature Page to Sublicense Agreement]

EXHIBIT A

UM LICENSE AGREEMENT

[See attached]

RESTATED

MASTER LICENSE AGREEMENT

effective July 1, 2005

between

UNIVERSITY OF MARYLAND, BALTIMORE

and

ALBA THERAPEUTICS CORPORATION

RESTATED

MASTER LICENSE AGREEMENT

for “Zonula Occludens Toxin and Zonulin and other Patents”

This Restated Master License Agreement (“Agreement”) effective July 1, 2005 (“Effective Date”) is made by and between the University of Maryland, Baltimore (“UM”), a constituent institution of the University System of Maryland, a public corporation and an instrumentality of the State of Maryland, having an address at 520 West Lombard Street, East Hall, Room 200, Baltimore, Maryland 21201, and Alba Therapeutics Corporation, a corporation of Delaware, with its principal place of business at 2400 Boston St., Suite 310, Baltimore, MD 21224 (“Company”).

Article 1. BACKGROUND

1.01       As a public research and education institution, UM is interested in licensing Patent Rights (as defined below) to Company in order to benefit the public through the development and marketing by Company of new and useful tools, methods and commercial products.

1.02       Valuable inventions (“Inventions”) comprised of the Patent Rights identified in Exhibit A-1, and generally known as “Zonula Occludens Toxin and Zonulin,” have been made by Inventors (as defined below).

1.03       Subject to certain rights retained by the federal government in inventions resulting from federally supported work, under UM policy or by assignment of rights from prior owners UM owns all right, title, and interest in and to the Inventions, which has been confirmed by the execution of assignments to UM from the Inventors or by assignment from a prior owner; provided, however, that UM is the joint owner with ISS (defined below) of one Invention, as indicated in Exhibit A-1.

1.04         Company desires to obtain a license to the Patent Rights as set forth in this Agreement.

Article 2. DEFINITIONS

In this Agreement, the following terms have the meanings set forth in this Article.

2.01       “Affiliate”: Any entity that directly or indirectly controls, is controlled by, or is under common control with Company. “Control” means the right to exercise more than 50% of the voting rights of a controlled corporation, limited liability company, or partnership, or the power to direct or cause the direction of the management or policies of any other controlled entity.

2.02       “Company Data”: Information arising out of or resulting from use of the Patent Rights made by one or more employees, agents or consultants of, or owned by, Company or Company’s Affiliates or Sublicensees, including, without limitation, documents, drawings, sketches, models, designs, data, memoranda, tapes, records, formulae and algorithms, in hard copy form or in electronic form.

2.03       “Company Facilities”: All funds, offices, laboratories, computers, equipment, computer networks, animal care facilities, and libraries, owned or controlled by Company or an Affiliate of Company, or utilized for Company pursuant to a contract between Company and a Third Party. Company Facilities includes, without limitation, space in Building One of the UMB BioPark which is leased by Company.

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2.04       “Company Improvement”: Any Improvement (a) having as inventors, under U.S. patent law, only one or more Company Personnel, none of whom used UM Facilities in the work that resulted in the Improvement; or (b) otherwise owned by Company or a Company Affiliate pursuant to agreement with a Third Party.

2.05       “Company Personnel”: Employees, agents or consultants of Company or Company’s Affiliates; also, members of Company’s scientific advisory board. Company Personnel includes UM Personnel while acting as Company Personnel, and not as UM Personnel, pursuant to a written agreement between Company and the individual(s) approved in writing by UM before services were performed for Company.

2.06       “Confidential Information”: Information relating to the subject matter of the Patent Rights which has not been made public and includes, without limitation, any documents, drawings, sketches, models, designs, data, memoranda, tapes, records, formulae and algorithms, given orally, in hard copy form, or in electronic form, which Company receives from UM or UM Personnel, or UM or UM Personnel receives from Company.

2.07       “First Commercial Sale”: The initial transfer of a Licensed Product for compensation by Company, an Affiliate or a Sublicensee to a Third Party. Transfer of a Licensed Product for clinical testing occurring prior to the issuance of any required regulatory approval for sale does not constitute First Commercial Sale. Transfer of a Licensed Product for use as Research Tools does not constitute First Commercial Sale.

2.08       “Improvement”: An invention or discovery directly related to the Patent Rights in the Licensed Field which is or may be patentable or otherwise protected under law, and is reasonably necessary for the practice of the Patent Rights by Company or an Affiliate under this Agreement.

2.09       “ISS” means Instituto Superiore di Sanita, a joint owner of one of the inventions listed in Exhibit A-1, as indicated on that Exhibit.

2.10       “Joint Data”: Information arising out of or resulting from use of the Patent Rights made (a) by one or more employees, agents or consultants of, or owned by, Company or Company’s Affiliates, and (b) by one or more UM Personnel or agents or consultants of UM, or owned by UM, including, without limitation, documents, drawings, sketches, models, designs, data, memoranda, tapes, records, formulae and algorithms, in hard copy or electronic form.

2.11       “Joint Improvement”: Any Improvement having as inventors under U.S. patent law: (a) one or more Company Personnel and one or more UM Personnel; (b) one or more Company Personnel who used UM Facilities in the work that resulted in the Improvement; or (c) one or more UM Personnel who used Company Facilities in the work that resulted in the Improvement.

2.12       “Licensed Field”: The exclusive use of Patent Rights for all indications, applications, and uses including, without limitation, therapeutics, drug delivery products, research tools, research diagnostics, and clinical diagnostics.

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2.13       “Licensed Product”: Any product that but for this license infringes any claims in the Patent Rights.

2.14       “Licensor Inventor(s)”: [***].

2.15       “Net Sales”: The gross sales revenues and fees invoiced by Company, an Affiliate or a Sublicensee to independent Third Party purchasers who are not Affiliates, for the sale of Licensed Products, less the sum of the following: (a) credits, allowances, discounts and rebates to, and charge backs from the account of, such Third Party purchasers for spoiled, damaged, out-dated, rejected or returned Licensed Products; (b) actual freight and insurance costs incurred in transporting such Liccnsed Products to such Third Party purchasers; (c) cash, quantity and trade discounts and other price reductions; (d) sales, use, value-added and other direct taxes incurred; (e) customs duties, surcharges and other governmental charges incurred in connection with the exportation or importation of such Licensed Products; and (f) the cost to Third Party purchasers of the devices for dispensing or administering such Licensed Products, as well as diluents or similar materials which accompany such Licensed Products as they are sold.

Net Sales do not include any resales of Licensed Product after its sale by Company, an Affiliate or a Sublicensee to a Third Party purchaser. In computing Net Sales, (1) no deductions from gross revenues and fees will be made for commissions paid to individuals, whether they be with independent sales agencies or regularly employed on the payroll by Company, its Affiliate(s) or Sublicensee(s), or for cost of collections, and (2) Licensed Products will be considered sold when invoiced.

2.16       “Patent Expenses”: All fees and charges of outside patent counsel related to Patent Rights that have not been reimbursed to UM, as well as all costs incurred by UM, or, where appropriate, Company, in connection with the preparation, filing, prosecution, issuance, reissuance, reexamination, interference, and maintenance of applications for patent or equivalent protection for the Patent Rights and UM Improvements.

2.17       “Patent Rights”: UM’s interest, as owner and as licensee (as indicated in Exhibit A-1) in:

(a)          U.S. and foreign patent applications and patents listed in Exhibit A-1 as of the Effective Date;

(b)          U.S. and foreign patent applications filed after the Effective Date that contain the same subject matter as the invention reports listed in Exhibit B, provided that the inventions claimed in such applications do not constitute Company Improvements;

(c)          any divisions or continuations, or the foreign equivalent of these, of the U.S. and foreign patent applications described in (a) and (b);

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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(d)          foreign patent applications which are filed as the foreign counterparts of the U.S. patent applications described in (a) and (b), and the foreign equivalent of divisions or continuations of such foreign patent applications;

(e)          U.S. and foreign patents issuing from the applications described in (a), (b), (c) and (d); and

(f)           any reissues, reexaminations or patent-term extensions, or the foreign equivalent of these, of U.S. and foreign patents described in (a) or (d).

2.18       “Sublicense Income”: Consideration in any form received by Company or a Company Affiliate in consideration for the grant to any Sublicensee of a sublicense of the Patent Rights or Improvements (if licensed to Company). Sublicense Income will include without limitation any royalties on the Net Sales of Licensed Products, license signing fee, license maintenance fee, success fee, equity, and any similar consideration paid to Company or a Company Affiliate by or on behalf of the Sublicensee. Sublicense Income will exclude payment received in consideration for anything other than such sublicense, such as consideration for any equity or other investment in or extension of credit to Company, consideration for research or other services rendered by Company or Company Affiliates, or consideration for licenses(s) granted under technology other than the Patent Rights or Improvements.

2.19       “Sublicensee”: A person or entity, including an Affiliate, to which Company sublicenses or transfers all or some of the Patent Rights.

2.20       “Third Party”: Any entity or person other than UM, Company, an Affiliate or a Sublicensee.

2.21       “UM Affiliates”: University of Maryland Medical System Corporation, faculty practice organizations of UM, the Baltimore Veterans Administration Medical Center, any constituent institutions of the University System of Maryland, and ISS.

2.22       “UM Data”: Information in UM’s possession received from Inventor(s) prior to the Effective Date which is directly related to Patent Rights in the Licensed Field and reasonably necessary for the practice of the Patent Rights by Company or an Affiliate or Sublicensee under this Agreement. UM Data includes, without limitation, documents, drawings, sketches, models, designs, data, memoranda, tapes, records, formulae and algorithms, in hard copy form or in electronic form.

2.23       “UM Facilities”: All funds, personnel, offices, laboratories, computers, equipment, computer networks, animal care facilities, and libraries owned or controlled by UM or an Affiliate of UM, or utilized for UM work pursuant to a contract between UM and a Third Party.

2.24       “UM Improvement”: An Improvement that, under U.S. patent law, (a) (i) has as inventors only one or more UM Personnel, none of whom used Company Facilities in the work that resulted in the Improvement, or (ii) otherwise is owned by UM pursuant to an agreement with a Third Party; and (b) is not restricted, as to licensing, by an option or license granted by UM under a sponsored research agreement with a Third Party.

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2.25       “UM Personnel”: Those Licensor Inventors employed by UM and its Affiliates, and students, trainees, and other persons working with Licensor Inventors, using UM resources, and subject to the USM Policy. UM Personnel includes Company Personnel who are acting as UM Personnel, and not as Company Personnel, pursuant to a written agreement between UM and the individual(s) approved in writing by Company before services were performed for Company.

2.26       “UM Rights in Improvements”: UM Improvements and UM’s joint interest in Joint Improvements.

2.27       “USM Policy” means the University System of Maryland Policy on Intellectual Property, effective July 1, 2002, as amended, or, as applicable, the predecessor Policy on Patents, effective May 31, 1990, as amended.

Article 3. GRANT OF LICENSE; OPTION

3.01       Subject to rights of the United States under grants to UM and pursuant to 35 U.S.C. Section 201 et seq. and all implementing regulations, and subject to Section 3.02, UM grants to Company, and Company accepts, an exclusive worldwide license under Patent Rights to conduct research and development and to make, have made, use, lease, offer to sell, sell and import the Licensed Products within the Licensed Field as defined in Section 2.13 above, for the term of this Agreement. This license includes the right to grant sublicenses consistent with this Agreement.

3.02         (a)          UM specifically reserves the rights:

1.          I. to practice, and permit UM Personnel and ISS to practice, under the Patent Rights, and to make and use the Licensed Products, and permit 1SS to make and use the Licensed Products, on a royalty-free basis solely for noncommercial research and education, and to license universities, colleges, and other noncommercial research or educational institutions to practice under the Patent Rights, and make and use the Licensed Products on a royalty-free basis solely for noncommercial research and education;

2.          to provide information and material covered by the Patent Rights to universities, colleges and other noncommercial research or educational institutions, but only for research and educational purposes and uses, and not for any commercial purposes or uses; and

3.          to permit UM Personnel to disseminate and publish scientific findings from research related to Patent Rights, subject to Section 7.05.

(b)          UM agrees to offer Company the opportunity to negotiate for licenses of the Patent Rights outside the Licensed Field prior to entering into negotiation with other parties.

(c)          UM agrees:

1.          to provide Company with a complete list of any outstanding material transfer agreements (“MTA”) relating to material (as defined in Section 1.4 of the form of MTA attached as Exhibit C) as of the Effective Date, and

2.          subsequent to the Effective Date, to give Company 14 days notice prior to granting a research license or MTA involving the material or the Patent Rights. UM further agrees to use reasonable efforts to enforce all such research licenses or MTAs to their fullest extent. UM will use the form of MTA attached as Exhibit C to transfer materials after the Effective Date.

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3.03       Company may transfer its rights to an Affiliate consistent with this Agreement, provided Company is responsible for the obligations of its Affiliate relevant to this Agreement, including the payment of royalties, whether or not paid to Company by its Affiliate.

3.04       Company may grant sublicenses consistent with this Agreement, provided Company is responsible for the obligations of its Sublicensees relevant to this Agreement, including the payment of royalties, whether or not paid to Company by its Sublicensees.

3.05       Company will identify its Affiliates and its Sublicensees under this Agreement to UM by name, address and field of sublicense (both as to geography and subject matter), and any other reasonable information necessary for UM to conduct a meaningful audit under Section 9.01, except that Company reserves the right to redact any and all confidential, technical and financial information that is nonessential to any such UM audit.

3.06       This Agreement confers no license or rights by implication, estoppel, or otherwise under any patent applications of UM other than Patent Rights within the Licensed Field, regardless of whether such patent applications or patents are dominant or subordinate to Patent Rights within the Licensed Field. Joint Improvements and UM Improvements are not considered part of Patent Rights unless added to Exhibit A-1 by proper amendment of this Agreement. Notwithstanding the foregoing, UM hereby represents that, without making an affirmative inquiry, soliciting a formal legal analysis or obtaining any other type of legal opinion, as of the Effective Date, it does not have any knowledge of patent claims, assertions or issued patents which are or purport to be dominant or subordinate to or otherwise may block Patent Rights identified in Exhibit A-1 within the Licensed Field. UM will notify Company promptly in writing of any patent claims, assertions or issued patents which are or purport to be dominant or subordinate to or otherwise may block Patent Rights within the Licensed Field of which UM becomes aware after the Effective Date of this Agreement, however, such obligation implies no burden on UM to perform a search and/or analysis in seeking these patent claims, assertions or issued patents. [***].

3.07       If Company intends to accept from Affiliates or Sublicensees anything of value in lieu of cash in consideration for any sublicense or other transfer of Patent Rights or Licensed Products, Company must notify UM in writing, within 30 days after the effective date of the Sublicensee or Affiliate agreement.

3.08       UM Improvements are owned by UM. Joint Improvements arc owned jointly by Company and UM. Company Improvements are owned by Company. UM has a nonexclusive option to negotiate with Company to enter into a nonexclusive, nontransferable license to UM to practice Company Improvements in any field of use for research and education but not for commercial purposes, and otherwise under those terms and conditions as may be agreed upon by UM and Company in a separate license agreement.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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3.09       (a)            Subject to rights of other parties sponsoring research at UM, Company has an exclusive option to enter into an exclusive license agreement with UM for UM Rights in Improvements, within the Licensed Field, so long as (i) this Agreement is in effect, (ii) Company pays Patent Expenses for UM Rights in Improvements, and (iii) Company has not notified UM that Company declines to exercise its option. During the term of this option, UM Rights in Improvements will be subject to the same patent prosecution terms and conditions applicable to Patent Rights under Article 7 of this Agreement.

(b)          1.           Company shall have an exclusive right of first negotiation with respect to UM Rights in Improvements (and UM agrees to negotiate with Company in good faith for at least 120 days with respect thereto) by giving written notice to UM within 60 days after Company receives written notice from UM of a UM Improvement or Joint Improvement in accordance with Section 3.11(a) below, or within 60 days after Company gives written notice to UM of a Joint Improvement in accordance with Section 3.11(b) below.

2.          Company’s exercise of the right of first negotiation initiates a negotiation period of 120 days. UM and Company will negotiate commercially reasonable terms including but not limited to royalties on Net Sales. The royalty rate will not exceed [***]%, provided that the UM Improvement or Joint Improvement did not result from research carried out in UM Facilities financed with qualified bonds within the meaning of Section 141 of the Internal Revenue Code unless in designated space available for private activity. If the research was carried out in space in UM Facilities financed with qualified bonds within the meaning of Section 141 of the Internal Revenue Code and not designated as space available for private activity, then the provisions of 3.09(b)(3) shall apply.

3.          In order to comply with federal requirements associated with tax exempt financing of UM Facilities, if a UM Improvement or Joint Improvement results from research at UM Facilities sponsored by Company or an Affiliate, the royalty rate will not necessarily be set by terms of this license and will be determined following invention of a UM Improvement or Joint Improvement using a methodology to arrive at a fair market value determined without regard to research support provided by Company. The fair market value may be more than [***]%, less than [***]%, or [***]%. If UM and Company do not agree upon a fair market value within 30 days after Company exercises its right of first negotiation, then a mutually agreeable neutral party will determine the fair market value of the UM Improvement or Joint Improvement.

4.          If any Licensed Product is claimed both by (a) Patent Rights and (b) UM Improvements and/or Joint Improvements, then Company will only be responsible for paying [***].

(c)          If the parties do not reach agreement under the right of first negotiation for any UM Improvement or Joint Improvement, and if UM thereafter determines to offer licenses to the UM Improvements or UM’s joint interest in Joint Improvements to Third Parties on materially different economic terms than offered to or negotiated with Company, then UM, prior to offering such terms to a Third Party, shall offer such new terms to Company and negotiate in good faith with Company for at least 30 days to conclude an agreement on such terms.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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(d)          Notwithstanding the foregoing, if Company determines in its sole discretion that the applicable UM Improvements or Joint Improvements are not of strategic interest to Company, Company may waive the foregoing 120-day negotiation period and /or Company’s right of first negotiation, in whole or in part, in writing.

3.10       The terms of any license to Company for UM Rights in Improvements will include a reservation of a nonexclusive, non-transferable, irrevocable and royalty-free license to UM to practice UM Rights in Improvements in any field of use for research and education but not for commercial purposes.

3.11       (a)            UM will report promptly to Company in writing each UM Improvement and each Joint Improvement disclosed to UM. This reporting requirement will be triggered by UM’s determination that any invention disclosure concerns a UM Improvement or Joint Improvement. A copy of a provisional patent application filed by UM for the UM Improvement or Joint Improvement will satisfy this reporting requirement.

(b)          Company will report promptly to UM in writing each Joint Improvement and each Company Improvement disclosed to Company. A copy of a provisional patent application filed by Company for a Joint Improvement or Company Improvement will satisfy this reporting requirement.

(c)          If UM or Company determines that it has received a disclosure from an inventor which does not relate to a Joint Improvement, and relates only to an Improvement owned solely by the other party, then the party that received the disclosure will not file a provisional application, will forward the disclosure immediately to the other party as confidential information, and will counsel the disclosing inventor to contact the other party.

(d)          Either party, or both, may file a provisional application on an Improvement that may be a Joint Improvement prior to the parties having discussed inventorship and ownership issues. If UM or Company determines that it has received a disclosure involving one or more inventors who is employed by or affiliated with the other party, or who is employed by both parties, then the party which received the disclosure will notify the other party immediately that a disclosure has been made so that the other party may request a disclosure from its personnel. As soon as a provisional application is filed by UM or Company, and disclosed to the other party, the parties will confer to determine inventorship and whether the disclosed improvement is owned by one party or is a Joint Improvement. The parties will determine (i) which of them will file a provisional application if no application has been filed; (ii) if two applications have been filed, which will be withdrawn; or (iii) if one of them has filed an application which should have been filed by the other, in which case the filing party will assign the application to the other party.

(e)          If there is a dispute between the parties as to ownership of an improvement, or as to identification of inventors, and/or whether the inventors were acting as Company Personnel or UM Personnel, the parties will refer the matter to a mutually agreeable, neutral third party for binding resolution. Normally the third party will be a partner in a national or regional intellectual property law firm that does not represent either party as to any other matter.

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(f)           The parties recognize a common legal interest in the prosecution of patent rights subject to this Agreement, and the prosecution or defense of interferences and infringement claims. The Parties have determined that a mutual defense agreement is not necessary to establish attorney-client privilege with respect to communications among the Parties and patent counsel engaged by one or both of them with respect to patent issues in which the Parties have mutual interest. Notwithstanding the foregoing, the Parties reserve the right to enter into joint defense agreements, commonality of interest agreements or any other agreements that are deemed appropriate, and the entry of the Parties into such agreements shall not be considered an admission that such agreements are necessary to preserve the confidentiality and privileged nature of attorney-client communications. Each Party shall assert, and instruct its counsel to assert, the confidentiality and privileged nature of communications among the Parties and their counsel as contemplated by this Agreement as well as prior communications among the Parties and their counsel with regard to matters that are the subjects of this Agreement, so long as there is mutuality of interest. Neither Party is obligated by this Agreement to share privileged material with the other Party. UM and Company do not intend to waive any legal privilege or other privilege created by law as a result of sharing with each other the communications between each of them and its patent counsel, whether or not UM and Company are using the same patent counsel or separate counsel.

(g)          For business reasons, UM and Company may be represented by the same patent counsel, which counsel will be instructed that it represents both parties so that the attorney client relationship privilege attaches to counsel’s communications with both parties. In this event, the counsel chosen may not represent either party as to business negotiations between them, or as to any dispute between them. If there is a dispute between the parties as to prosecution of any patent application, either party may require that each party secure separate legal counsel for any application in dispute, with neither party being represented as to that application by the counsel originally retained to prosecute it on behalf of both parties.

Article 4. COMPANY RESPONSIBILITIES

4.01       Company will use its commercially reasonable efforts to bring one or more Licensed Products to market in each country in which Patent Rights are licensed through a diligent program for exploitation of the Patent Rights within the Licensed Field. Company’s efforts must satisfy the following milestones:

(a)	[***].

(b)	[***].

(c)	[***].

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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(d)          Company will use commercially reasonable efforts to meet the following specific diligence milestones:

1.	[***];
2.	[***];
3.	[***];
4.	[***]; and
5.	[***].
6.	[***].
7.	[***].

4.02       Company agrees that any Licensed Products for use or sale in the United States will be manufactured substantially in the United States in accordance with the requirements of 35 U.S.C. Section 204 and 37 CFR 401.14(a)(i). in the event Company determines that compliance with this obligation is commercially impracticable, UM agrees that it will apply for a waiver of such obligation from the United States Government. In agreements with Affiliates and Sublicensees, Company will pass through this obligation. Company will use its best efforts to enforce this obligation and will promptly advise UM of any known violations, or charges of violations, of this obligation.

4.03       The use and disclosure of technical information acquired pursuant to this Agreement and the exercise of Patent Rights granted by this Agreement are subject to the export, assets, and financial control regulations of the United States of America, including, without limitation, restrictions under regulations of the United States that may be applicable to direct or indirect re-exportation of such technical information or of equipment, products, or services directly produced by use of such technical information. Company is responsible for taking any steps necessary to comply with such regulations.

4.04       Company will ensure that “Patent Pending” or the Patent Rights patent number or both appears on all Licensed Products, their labels or their packaging.

4.05       Company represents that, as of the Effective Date, it and its Affiliates qualify as a small business concern that meets the size standards set forth in 13 CFR Part 121 to be eligible for reduced patent fees under 37 C.F.R. 1.27. Company must provide written notification to UM immediately upon Company’s learning that Company and its Affiliates no longer qualify as a small business concern or immediately after Company sublicenses any part of the Patent Rights to an entity that does not qualify as a small business concern.

Article 5. CONSIDERATION: PAYMENTS

In consideration of the license granted to Company of the Patent Rights listed in Exhibit A-1 as of the Effective Date:

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

10

5.01       (a) Company will pay to UM the following [***] milestone payments for Licensed Products brought to market by Company, its Affiliates or its Sublicensees:

1.	[***]

2.	[***]

3.	[***]

(b)	[***].

(c)	[***].

5.02	[***].

5.03	(a)	[***]

(b)	[***].

5.04	(a)	[***].

(b)	[***].

5.05       For Licensed Products sold in a calendar year by a Sublicensee that is not an Affiliate, Company will pay to UM:

(a)	[***];

(b)	[***];

(c)	[***];

(d)	[***].

(e)	[***].

(f)           Non-cash consideration from a Sublicensee may be accepted by Company or an Affiliate provided that Company notifies UM within 30 days after such consideration is rendered. If a Sublicensee’s license agreement provides fair market value in cash or non-cash consideration for the Sublicensee’s use of Patent Rights and, in addition, provides that Company or an Affiliate will receive other funds for separate consideration [***]. The fair market value of non-cash consideration is the greater of the fair market value determined as of the effective date of the sublicense agreement or the date of transfer of the non-cash consideration to the Company or Affiliate. Notice required by this paragraph is in addition to the notice required under Section 3.07.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

11

(g)          For any non-cash Sublicense Income paid in securities or other assets, Company will pay UM the royalty in kind by transferring and delivering to UM the required percentage of such securities or other assets within sixty (60) days of Company or Company Affiliate receiving such securities or other assets; provided, however, that if Company or Company Affiliate cannot transfer and deliver such securities or other assets within such period without violating an applicable law, regulation or other legal requirement, or the terms of any agreement or other arrangement with a Third Party (including the Sublicensee), then Company or Company Affiliate will transfer and deliver such securities or other assets to UM on its first opportunity to do so. Any income received by Company or a Company Affiliate during the period of delay which is allocable to the securities or other assets due to UM also will be transferred to UM at the time the securities or other assets are so transferred.

(h)          For non-cash Sublicense Income that cannot be quantified and shared as contemplated by Section 5.05(g), the parties will negotiate in good faith to arrive at a mutually agreeable solution under which UM will receive the required percentage of the value received by Company and/or Company Affiliates as Sublicense Income. Disputes over the required percentage to be shared with UM that cannot be resolved through the dispute resolution process under Article 18 will be referred to a mutually agreed national accounting firm or other independent expert for resolution.

5.06       (a)            In the event that Company or an Affiliate is required to license one or more technologies of a Third Party in order to conduct research and development and to make, have made, use, lease, offer to sell, sell or import Licensed Products or to practice or otherwise make use of the Patent Rights, and is required to pay a royalty to one or more Third Parties, Company or its Affiliate may deduct from royalties due to UM [***]% of the royalty paid to the Third Party(ies), but in no event may the royalties due to UM be reduced by more than [***]% as a result of licenses from Third Parties.

(b)          In sublicense agreements, Company will not permit Sublicensees that are not Affiliates to deduct more than [***]% of royalties due to Company as a result of licenses from Third Parties.

5.07       (a)            No multiple fees or royalties are payable because any Licensed Product, its manufacture, use, sale, or lease is or will be covered by more than one patent application or patent licensed under this Agreement as part of Patent Rights.

(b)          The aggregate reduction of royalties on Net Sales as a result of applicability of Sections 5.05, 5.06, and 5.07 will not exceed [***] % of royalties as calculated with no reduction of royalties on Net Sales as permitted by these Sections.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

12

5.08       (a)            Royalties are payable from the country in which they are earned and are subject to foreign exchange regulations then prevailing in the country. Royalty payments must be paid to UM in United States Dollars by check(s) drawn to the order of UM or by electronic funds transfers to an account designated by UM. To the extent sales may have been made by Company, its Affiliates or Sublicensees in a foreign country, those royalties will be determined first in the currency of the country in which the royalties are earned, and then converted to their equivalent in United States Dollars. The buying rates of exchange for converting the currencies involved into the currency of the United States quoted by the Morgan Guaranty Trust Company of New York, New York, [***], will be used to determine any such conversion. Company will bear any loss of exchange or value or pay any expenses incurred in the transfer or conversion to U.S. dollars.

(b)          To the extent that statutes, laws, codes, or government regulations (including currency exchange regulations) prevent or limit royalty payments to UM by Company, its Affiliates or its Sublicensees with respect to Net Sales received in any country, Company will render to UM annual reports of sales of Licensed Products in such country. All monies due and owing UM as provided in the annual reports at UM’s option (1) will be deposited promptly by Company, its Affiliates or its Sublicensees, as the case may be, in a local bank in such country in an account to be designated by UM in writing, or (2) will be paid promptly to UM or deposited in its account, as directed in writing by UM in any other country where the payment or deposit is lawful under the currency restrictions.

5.09       If Company sells Licensed Products to its Affiliates or Sublicensees for subsequent resale, no royalty will be due on the sales to Affiliates or Sublicensees, but royalty will be calculated and paid on the resale of the Licensed Product to a Third Party. If Company sells Licensed Products to a Third Party in a non-ann’s length transaction, and the Licensed Products are not subsequently resold, the selling price of the Licensed Products to the Third Party is deemed to be the selling price that would have been received in an arm’s length transaction, based on sales of products of similar quantity and quality on or about the time of such transaction, or, in the absence of such sales, based upon reasonable pricing practices in Company’s industry.

5.10       All payments required by this Article 5 with respect to Net Sales, milestones, or other consideration received during a calendar year are due on the date the annual report for that year, as required by Section 9.02, is due to UM, i.e., the 90th day after the end of the calendar year for which payment is due. Interest is due on any payments to UM required by any Section of this Agreement that are more than 30 days late. Also, interest is due on the amount of any underpayment of royalties or other amounts payable to UM under this Agreement. The interest rate is the prime rate plus [***] percent simple interest per annum accruing from the due date.

5.11       If Joint Improvements and/or UM Improvements are added to Patent Rights by amendment of Exhibit A-1, the amendment will specify whether and how the terms of Sections 5.01 to 5.08 are applied to the Patent Rights. Except as provided in 3.09(b), there is no presumption that Joint Improvements or UM Improvements will be licensed upon the terms and conditions originally provided in those Sections.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

13

5.12       (a)            UM has received [***], for and in consideration of this Agreement and without payment of any further consideration by UM.

(b)          [***].

(c)          [***].

(d)          Company acknowledges that UM: [***].

(e)          [***].

(f)          [***].

Article 6. DATA

6.01       Company Data is owned by Company. Joint Data is owned jointly by Company and UM. UM Data is owned by UM.

6.02       Nothing herein shall be construed to require Company to disclose or deliver to UM or any Third Party Company Data related only to a Company Improvement unless one of the inventors of that Company Improvement is both Company Personnel and UM Personnel. In such cases, Company will disclose the Company Improvement to UM as provided below, and will disclose the Company Data as needed for UM and Company to determine inventorship and ownership of the improvement.

6.03       Nothing herein shall be construed to require either party to disclose or deliver to the other party any information or communication that is considered by the disclosing party to be protected by the attorney-client privilege, or is considered by the disclosing party to be attorney work product, without the express written consent of the disclosing party, or the execution of an agreement consistent with Exhibit F.

6.04       To the extent permitted by law, UM will keep any and all Company Data and Company Improvements, howsoever disclosed to or acquired by UM, confidential in accordance with Article 8, and Company will keep UM Data and Joint Data confidential in accordance with Article 8 if so requested by UM. Any information that would identify human research subjects or patients will be maintained confidentially by UM and Company to the extent permitted by law. Joint Data which may result from research carried out by UM personnel will be subject to Section 7.05. Any part of Joint Data which is Company Confidential Information will be subject to Article 8.

6.05       While this Agreement is in effect and Company is pursuing commercialization efforts, Company will have the right to use UM Data and Joint Data in and for regulatory filings on behalf of Company or its Affiliates and UM will have the right to use Joint Data for noncommercial research purposes. If this Agreement is terminated, UM will have (a) the exclusive right to use and publish UM Data and (b) the non-exclusive right to use and publish Joint Data, for noncommercial research purposes, and for regulatory filings related to Patent Rights, both rights being subject to Section 7.05 and, with respect to protection of Company Confidential Information, Article 8.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

14

Article 7. PATENT PROSECUTION AND PUBLICATIONS

7.01       (a)            UM is responsible for filing any patent applications for the Patent Rights, and UM Improvements. Company is responsible for filing any patent application for Joint Improvements unless Company and UM agree in writing that UM will assume such responsibility for any or all of Joint Improvements. Company is responsible for the filing, prosecution, and maintenance of patent applications for Company Improvements.

(b)          The scope of patent coverage within Patent Rights, UM Improvements, or Joint Improvements will not be significantly modified by the party responsible for filing patent applications without prior review of the other party. UM will not significantly limit the scope of patent coverage within Patent Rights or UM Improvements without the prior written consent of Company. Company will not significantly modify or limit the scope of patent coverage within Joint Improvements without the prior written consent of UM. If approval is requested by notice in writing, and is neither given nor denied in writing within 10 business days after the date notice is received, approval will be deemed given.

(c)          With respect to Patent Rights and UM Improvements, UM will invoice Company for Patent Expenses incurred by UM after the Effective Date with respect to U.S. patents and patent applications. Company will pay the invoice in full to UM within 30 days after the date of UM’s invoice. Company’s failure to pay an invoice on time will result in interest charges in accordance with Section 5.10 as well as loss of input into patenting decisions until such time as Company pays all outstanding invoices for Patent Expenses and accrued interest. Additionally, Company’s failure to pay an invoice and accrued interest within 90 days after date of invoice will result in termination of Company’s option rights under Section 3.09.

(d)          Further, with respect to Patent Rights and UM Improvements, and with respect to the filing and prosecution of foreign patent applications specified by Company in accordance with Section 7.04, Company will pre-pay or directly pay charges and fees, including attorneys’ fees, or will reimburse UM for those charges and fees, at UM’s option.

(e)          With respect to Joint Improvements, Company may choose outside patent counsel subject to UM’s approval, which approval must not be withheld or delayed unreasonably. If UM has not approved or diasapproved patent counsel within 10 business days of notice of a request for approval, UM’s approval shall be deemed given. Fees incurred by Company for patent action on Joint Improvements are Company’s sole responsibility.

(f)           If Company chooses not to file a patent application for a Joint Improvement, or chooses to abandon an application for a Joint Improvement, it will give UM 30 days prior notice, and UM may continue prosecution of a patent application at its own expense if it chooses. If UM chooses not to file, or to abandon, a patent application as described in this section, then Company’s license of UM’s interest in the Joint Improvement will terminate as of the date UM gives notice of its decision.

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(g)          If UM and Company do not agree on actions relating to scope of patent coverage for any of Patent Rights, UM Improvements or Joint Improvements, UM may terminate immediately Company’s right to prosecute the patent application(s) involved, and in such case UM may continue prosecution, using its own, independent counsel, and at Company’s expense, unless Company notifies UM that Company chooses to terminate its license of the Patent Rights, UM Improvements or Joint Improvements involved.

(h)          Determination that UM Personnel or Company Personnel are inventors of an improvement. For purposes of this Agreement, all UM Personnel or Company Personnel who are considered inventors of an Improvement under United States patent law will be listed as inventors of that Improvement. Only inventorship under U.S. law will be considered in determining whether an Improvement is a Company Improvement, Joint Improvement or UM Improvement. The Parties recognize that the patent laws of countries where patent applications are filed may follow rules of inventorship that differ from U.S. patent law.

7.02       (a)            UM will invoice Company for Patent Expenses incurred by UM prior to the Effective Date that have not been reimbursed by Third Parties and arc identified in Exhibit D, and Company will pay the invoice in full to UM not later than September 1, 2005.

(b)          If Company does not license UM Improvements, Company will have no obligation under Section 3.09(a) to pay Patent Expenses related to the UM Improvements or Joint Improvements incurred by UM for patent filing and prosecution activities occurring more than 60 days after Company’s option is terminated or expires as provided in Section 3.09. UM will act in good faith to minimize the Patent Expenses incurred between receipt of notice and the end of the 60 day period.

(c)          If this Agreement is terminated for any reason other than expiration in accordance with Section 11.01, Company will have no obligation to pay Patent Expenses related to Patent Rights or UM Improvements incurred by UM for patent filing and prosecution activities occurring more than 60 days after termination. UM will act in good faith to minimize the Patent Expenses incurred between receipt of notice of termination and the end of the 60 day period.

7.03       Company and UM will cooperate to limit the Patent Expenses while making reasonable efforts to have the Patent Rights cover all items of commercial interest and importance. Company and UM will cooperate to define the scope and content of U.S. and foreign patent applications to be filed under Patent Rights. UM is solely responsible for making decisions regarding scope and content of U.S. and foreign applications to be filed under Patent Rights and UM Improvements and prosecution of the applications. Company is solely responsible for making decisions regarding scope and content of U.S. and foreign applications to be filed under Joint Improvements and prosecution of the applications. The responsible party will give the other party a reasonable opportunity to advise the responsible party with respect to their respective patent applications. The parties will cooperate with each other in the prosecution, filing, and maintenance of their respective patent applications. The parties will advise one another promptly as to all material developments with respect to the applications. Copies of all papers received and filed in connection with prosecution of applications will be provided promptly to the other party to enable it to advise the responsible party thereon.

16

7.04       (a)            UM has disclosed to Company or Company has disclosed to UM the patent applications and patents in effect for the Patent Rights listed in Exhibit A-1. With respect to patent application Serial Numbers [***], or further patent applications related to invention reports listed in Exhibit B, or UM Improvements, UM will file patent applications in [***], and additional countries specified by Company in accordance with this section. Company will specify in writing to UM the additional foreign countries in which patent applications are to be filed and prosecuted. Company will specify such additional countries no later than 60 days before the national phase filing deadline for the pertinent patent application. UM or Company will cause foreign filings to be made by patent counsel. If Company gives at least 60 days prior written notice to UM, Company may elect to discontinue support for Patent Expenses in any country other than [***]. Company will be responsible for reasonable Patent Expenses incurred in that 60 day period with respect to the country or countries where Company is ceasing support. From and after UM’s receipt of Company’s notice, Company’s exclusive rights in Patent Rights and UM Rights in Improvements will become non-exclusive with respect to the country or countries where Company is ceasing support, and Company will execute such documents as reasonably may be requested by UM to confirm conversion of Company’s rights.

(b)          UM may elect to file and prosecute patent applications, solely at its own expense, in foreign countries not listed in Section 7.04(a) or not specified by Company. If UM so elects, Company will have no right to approve UM’s patent counsel, and no license rights with respect to Patent Rights and UM Improvements in those countries, and no option rights with respect thereto in those countries, unless otherwise agreed to by the parties in writing.

7.05       In order to safeguard Patent Rights, UM Improvements and Joint Improvements, UM will request that UM Personnel not disseminate or publish any results or otherwise publicly disclose the results of research performed by UM Personnel relating to the Patent Rights within the Licensed Field and subject to the license(s) granted to Company under this Agreement unless any materials containing those results are first submitted to UM and, by UM, to Company, for review, comment, and consideration of appropriate patent action. UM will inform UM Personnel working with Patent Rights that they are required to submit materials relating to a planned written publication or other public disclosure to UM for review at least 90 days prior to the date of the planned submission for written publication or other disclosure. UM will promptly advise Company of any proposed publications or public disclosures reported to UM and will furnish Company a copy of the proposed publication or public disclosure as soon as submitted to UM. Company will advise UM within 30 days after Company’s receipt of the materials whether patent applications will be filed in connection with obtaining or maintaining Patent Rights related to the materials submitted by UM. UM will advise UM Personnel that they must delay written publication or public disclosure up to a maximum of 60 days after the date Company receives the materials to enable UM or Company to file, at Company’s expense, any patent applications recommended by Company.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

17

Article 8. CONFIDENTIALITY

8.01       Knowingly or inadvertently, either party may disclose to the other certain Confidential Information. Disclosures by UM are deemed to refer to disclosures by any UM Personnel. Disclosures by Company are deemed to refer to disclosures by Company officers, directors, employees, consultants or agents. Confidential Information may be disclosed only in accordance with the provisions of this Article.

8.02       Except as hereafter specifically authorized in writing by the disclosing party, the receiving party will not disclose or use the Confidential Information for a period of [***] years after the date of receipt of Confidential Information.

8.03       These obligations of non-disclosure and nonuse do not apply to any Confidential Information which the receiving party can demonstrate by reliable written evidence:

(a)          was generally available to the public at the time of disclosure to the receiving party; or

(b)          was already in the possession of the receiving party at the time of the disclosure, other than pursuant to a confidential disclosure agreement between the parties and not due to any unauthorized act by the receiving party; or

(c)          was developed by the receiving party prior to the disclosure; or

(d)          the receiving party is required by law to disclose.

8.04       These obligations of non-disclosure and nonuse will not continue to apply to any Confidential Information which the receiving party can demonstrate by reliable written evidence:

(a)          has become generally available to the public other than through a breach of this Agreement by the receiving party after disclosure;

(b)          has been acquired by the receiving party on a nonconfidential basis from any third party having a lawful right to disclose it to the receiving party; or

(c)          corresponds to information developed by the receiving party independent of and with no reliance upon the disclosing party’s Confidential Information.

8.05       Each party will use that level of care to prevent the use or disclosure of the other party’s Confidential Information as it exercises in protecting its own Confidential Information.

8.06       All Confidential Information will be clearly marked as confidential by the disclosing party and, if not in written or tangible form when disclosed, will be indicated as confidential upon disclosure and then summarized in writing and so marked as confidential within 30 days after disclosure to the receiving party.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

18

8.07       Notwithstanding the foregoing, Company, its Affiliates and its Sublicensees are permitted to disclose and use the Confidential Information to the extent reasonably necessary to exercise Company’s license or sublicenses hereunder, or to comply with Federal reporting requirements, provided that any disclosure is made subject to written confidentiality restrictions consistent with those accepted by Company in this Agreement.

8.08       UM is an educational institution with standards and practices for protection of Confidential Information that differ from Company’s standards and practices. By this Agreement UM undertakes reasonable efforts to enforce and protect to its fullest extent the confidentiality of Company’s Confidential Information.

8.09       The records of UM are subject to the Maryland Access to Public Records Law (Title 10, Subtitle 6, Part III, State Government Article, Annotated Code of Maryland). This Agreement and its Exhibits (whether or not made part of this Agreement) are public records of UM under the Act. Reports to UM, as provided in Article 9, are public records of UM. Confidential Information of Company contained in this Agreement (and its Exhibits) and any other Confidential Information of Company received by UM is not subject to disclosure in response to a request under the Act if the Confidential Information is determined to be confidential financial information, confidential commercial information, or trade secret information as provided in Section 10-617(d) of the Act. Company asserts that any Confidential Information of Company provided to UM under this Agreement is confidential financial or commercial information, or trade secret information, not subject to disclosure under the Act. Unless UM determines on the advice of counsel that such position is not reasonable, UM agrees to assert this position in response to any request for public records applicable to Company’s Confidential Information, and to promptly notify Company upon receipt of such a request.

8.10       Upon termination of this Agreement for any reason other than those set forth in Section 11.01 or a material breach by UM, Company will return to UM all material which is Confidential Information of UM, together with all copies and other forms of reproduction, except that a single archive copy may be kept in Company’s legal files. Each party agrees that termination of this Agreement does not alter the [***] year obligation of confidentiality set forth in Section 8.02.

8.11       Upon termination of this Agreement for any reason other than those set forth in Section 11.01 or a material breach by Company, UM will return to Company all material which is Confidential Information of Company, together with all copies and other forms of reproduction, except that a single archive copy may be kept in UM’s legal files. Each party agrees that termination of this Agreement does not alter the [***] year obligation of confidentiality set forth in Section 8.02.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

19

Article 9. REPORTS AND ACCOUNTING

9.01       During the term of this Agreement and for 5 years after its termination, Company will undergo annual audit by an independent public auditor. Company will keep, and will request each Affiliate and Sublicensee to keep, for at least four years after the close of each fiscal year of the organization in question, business records containing all the particulars that may be necessary to enable royalties payable to UM to be determined. Furthermore, the Company will permit Company records to be inspected at any time during regular business hours, upon reasonable notice, by an independent auditor appointed by UM for this purpose and acceptable to Company who will report to UM and Alba the amount of royalty or other compensation payable under this Agreement and the information used to calculate such royalty or compensation. This audit will be at UM’s expense unless the audit shows an underpayment in amounts due to UM in relation to amounts paid to UM by [***]% or more for any annual period (as defined in Section 9.02) subject to audit, in which case the audit expense will be borne by Company.

9.02       Within 90 days after each December 31, Company will deliver to UM a true and accurate report, giving particulars of the business conducted by Company, its Affiliates and its Sublicensees, if any, in the preceding year that are pertinent to any accounting for royalties, fees, or other payments under this Agreement. These reports will be certified as correct by an authorized officer of Company and will include at least the following information for the reporting period:

(a)          number of Licensed Products manufactured and sold by Company and by each Affiliate and each Sublicensee;

(b)          total billings for Licensed Products sold by Company and by each Affiliate and by each Sublicensee;

(c)          accounting for all Licensed Products used or sold;

(d)          deductions as provided in Section 2.16;

(e)          names and addresses of all Affiliates and Sublicensees of Company;

(f)          facts indicating Company’s diligence in accordance with Article 4.

9.03       With each report submitted in accordance with Section 9.02, Company must pay to UM the royalties, fees, or other payments due and payable under this Agreement for the annual period covered by the report. If no royalties, fees or other payments are due with the report, Company will so report.

9.04       UM is a unit of the government of the State of Maryland. Where Company, an Affiliate or a Sublicensee is required to report and withhold for taxation revenues paid to UM as licensor, Company, the Affiliate or the Sublicensee will assert that UM is exempt from the tax by virtue of its governmental status. If the Company, Affiliate, or Sublicensee nevertheless is required to withhold tax, any tax required to be withheld will be paid promptly by Company or its Affiliates and its Sublicensees for and on behalf of UM to the appropriate governmental authority, and Company will furnish UM with proof of payment of the tax together with official or other appropriate evidence issued by the competent governmental authority sufficient to enable UM to support a claim for tax credit or refund with respect to any sum so withheld. Any tax required to be withheld on payments by Company to UM will be an expense of and be borne solely by UM, and Company’s royalty payment(s) to UM following the withholding of the tax will be decreased by the amount of such tax withholding. Company will cooperate with UM in the event UM elects to seek, at its own expense, administrative or judicial determination of tax exemption.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

20

9.05       During the implementation of the Business Plan described in Section 4.01, and if requested by UM, and subject to Company’s right to fully preserve confidentiality of attorney work product and all material which is subject to attorney client privilege, Company will allow UM to inspect, at any time during regular business hours and upon reasonable notice, all Company correspondence to and from any pertinent U.S. regulatory agency and any foreign equivalent.

9.06       Company will report to UM the following dates within 60 days after occurrence: [***].

Article 10. INFRINGEMENT

10.01     UM and Company agree to notify each other promptly of each infringement or possible infringement of the Patent Rights of which either party becomes aware.

10.02     Company may (a) bring suit in its own name, at its own expense, and on its own behalf for infringement of presumably valid claims in the Patent Rights licensed to Company; (b) in any such suit, enjoin infringement and collect for its use damages, profits, and awards of whatever nature recoverable for such infringement; and (c) settle any claim or suit for infringement of the Patent Rights. Company may not compel UM or ISS to initiate or join in any such suit for patent infringement. Company may request UM or ISS to initiate or join in any such suit if necessary to avoid dismissal of the suit. If UM or ISS is made a party to any such suit, Company will reimburse and indemnify UM and ISS for any costs, expenses, or fees which UM or ISS incurs as a result of its joinder. In all cases, Company agrees to keep UM reasonably apprised of the status and progress of any litigation.

10.03     If an infringement action or a declaratory judgment action alleging invalidity or non-infringement of any of the Patent Rights is brought against Company or raised by way of counterclaim or affirmative defense in an infringement suit brought by Company under Section 10.02, Company may (a) defend the suit in its own name, at its own expense, and on its own behalf for presumably valid claims in the Patent Rights; (b) in any such suit, ultimately enjoin infringement and collect for its use, damages, profits, and awards of whatever nature recoverable for such infringement; and (c) settle any claim or suit for damages or a declaratory judgment involving the Patent Rights, including the granting of further licenses on sublicenses, provided that Company does not admit UM’s or ISS’s infringement or concede invalidation of any Patent Rights, without UM’s or ISS’s prior written consent, respectively. UM consent will not be unreasonably withheld. Company may not compel UM or ISS to initiate or join in any such suit. Company may request UM and ISS to initiate or join in any such suit if necessary to avoid dismissal of the suit. If UM or ISS is made a party to any such suit, Company will reimburse and indemnify UM or ISS for any costs, expenses, or fees which it incurs as a result of its joinder. In all cases, Company agrees to keep UM reasonably apprised of the status and progress of any litigation.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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10.04     (a)            Company will not settle any action described in Section 10.02 or 10.03 without first notifying UM. In any action under Sections 10.02 or 10.03, the expenses of Company and UM, including costs, fees, attorney fees, and disbursements, will be paid by Company.

(b)          Up to [***]% of such expenses may be credited against the running royalties payable to UM under Article 5 under the Patent Rights in the country in which such suit is filed. If [***]% of such expenses exceed the amount of running royalties payable by Company in any royalty year, the expenses in excess may be carried over as a credit on the same basis in succeeding royalty years. Any recovery of compensatory damages made by Company, through court judgment or settlement, will be treated as [***]. Any other recovery made by Company, through court judgment or settlement, [***]. Any remaining recoveries will [***].

10.05     UM will cooperate reasonably with Company in connection with any action under Sections 10.02 or 10.03. UM agrees to provide prompt access to all necessary documents and to render reasonable assistance in response to requests by Company.

10.06     UM has a continuing right to intervene in a suit initiated by Company under Section 10.02 or in a declaratory judgment action involving the Patent Rights brought against Company under Section 10.03. In either case, if UM chooses to intervene, UM will be responsible for its litigation expenses and will be entitled to all recoveries which it obtains for itself as a result of its intervention.

10.07     If Company desires to initiate a suit for patent infringement under Section 10.02, Company will notify UM in writing within 90 days after giving or receiving notice of infringement under Section 10.01. If Company fails to notify UM of its intent to initiate suit within the 90 day period or if Company notifies UM that it does not intend to initiate suit, UM may initiate suit at its own expense. In such case, UM is entitled to all recoveries from such action.

10.08     If an infringement action or a declaratory judgment action alleging invalidity or non-infringement of any of the Patent Rights is brought against Company or raised by way of counterclaim or affirmative defense in an infringement suit brought by Company as described in Section 10.02, Company will notify UM whether Company intends to respond in opposition to such legal action within 15 days after Company’s receipt of notice of the filing of such action. If Company fails to notify UM of its intent to respond in opposition to such legal action within the 15 day period, or if Company notifies UM that it does not intend to oppose the action, UM may respond to the legal action at UM’s expense. In such case, UM is entitled to all recoveries from such action.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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10.09     Company will cooperate reasonably with UM in connection with any action described in Sections 10.07 or 10.08. Company agrees to provide prompt access to all necessary documents and to render reasonable assistance in response to requests by UM.

Article 11. TERM AND TERMINATION

11.01     Unless sooner terminated in accordance with any of the succeeding provisions of this Article 11, this Agreement will continue in full force and effect until abandonment, disallowance, expiration, or invalidation of the last Patent Right anywhere which is licensed under this Agreement.

11.02     Should Company fail to pay UM any sum due and payable under this Agreement, UM may terminate this Agreement on 90 days written notice, unless Company pays UM within the 90 day period all delinquent sums together with interest due and unpaid. Upon expiration of the 90 day period, if Company has not paid all sums and interest due and payable, the rights, privileges, and licenses granted under this Agreement terminate.

11.03     Prior to the First Commercial Sale of a Licensed Product to a Third Party, Company is considered diligent with regard to development of a Licensed Product as long as Company updates and reports progress against the Business Plan and achieves the milestones described in Section 4.01 and as long as Company continues to provide the necessary financial and other resources which are required to maintain progress in accomplishing the Business Plan, as it relates to Licensed Products, and, conducts or enables others to conduct the activities required to maintain scheduled progress in accomplishing the Business Plan, as it relates to Licensed Products.

11.04     If UM declares Company not diligent in development or sales of Licensed Product based upon the criteria set forth in Section 11.03, then UM may terminate the portion of license or option grants under this Agreement upon 90 days written notice as may be appropriate with regard to the specific Licensed Field or subfield milestones set forth in Section 4.01(d). The withholding by a regulatory agency of marketing approval in spite of Company’s diligent effort to obtain such approval may not be the basis for UM to declare Company not diligent.

11.05     In the event that Company, an Affiliate or a Sublicensee breaches Sections 3.03, 3.04, 3.05, 9.01, 9.02, 9.03, 10.04(a), 12.01, 15.02, 16.02, 16.03 or 19.02, or fails to make any payment to UM when due as provided by the terms above in this Agreement (except for Section 7.01(c), UM may terminate this Agreement upon 90 days written notice to Company. However, if the breach is corrected within the 90-day period and UM is reimbursed for all damages directly resulting from the breach, this Agreement will continue in full force and effect and UM will so notify Company in writing. Failure of Company to pay an invoice as required in Section 7.01(c) is grounds for immediate termination of this Agreement by UM if payment is overdue by [***] days or more.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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11.06     Company may terminate this Agreement at any time by giving UM 90 days written notice of termination, and upon payment to UM of all payments maturing through the effective date of the termination.

11.07     Expiration or termination of this Agreement does not relieve either party of any obligation for payment and reporting which arises before expiration or termination including obligations under Articles 5, 7 (but only for expenses incurred before termination) and 9. Articles 2, 10, 13, 14, 15, 16, 17, and 18 and Sections 5.12, 6.03, 11.08, 11.09 and 19.11 will survive expiration or termination. Article 8 and Sections 9.01 and 19.02 will survive expiration or termination and will expire in accordance with their terms. Other sections of this Agreement will be effective after expiration or termination where that intent is clear from the content of those sections.

11.08     Upon termination of this entire Agreement pursuant to Section 11.05, any Sublicensee not in default may seek a license directly from UM to practice Patent Rights within the licensed field set out in its sublicense and upon the consideration stated in its sublicense to the extent such consideration has not previously been paid to Company. UM will permit a Sublicensee not in default to continue use of Patent Rights for a period of up to 60 days (“the Continuation Term”) after termination of this Agreement while UM and the Sublicensee negotiate, such license to be consistent with the terms of this Agreement subject to appropriate amendments of Article 5 and relevant definitions to substitute the consideration and field of use provisions from the sublicense. Should UM and the Sublicensee fail to agree upon an amendment within the Continuation Term, they will submit the definition and consideration provisions in dispute between them to commercial arbitration for resolution, and include the resulting provisions in a license. Prior to the Continuation Term, and in consideration of the opportunity to enter into a license agreement with UM, a Sublicensee seeking a license from UM must tender to UM a written agreement to pay [***].

11.09     Upon the expiration or termination of all or part of the license rights of Company under this Agreement, and at UM’s request, Company will execute a document acknowledging the license rights that have expired or terminated.

Article 12. ASSIGNABILITY

12.01     Company may assign this Agreement to an Affiliate or to a successor to all or substantially all of Company’s assets or business to which this Agreement relates. Company may not otherwise assign or transfer this Agreement without the prior written consent of UM, which will not be unreasonably withheld.

12.02     UM may assign this Agreement to a successor-in-interest but UM may not otherwise assign or transfer this Agreement without the prior written consent of Company, which will not be unreasonably withheld.

Article 13. APPLICABLE LAW; WAIVER

13.01     This Agreement is made and construed in accordance with the laws of the State of Maryland without regard to choice of law issues, except that all questions concerning the construction or effect of patents will be decided in accordance with the laws of the country in which the particular patent concerned has been granted.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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13.02     Company submits itself to the jurisdiction of the State courts of the State of Maryland and the Federal court in the Northern District of the State of Maryland for purposes of any suit relating to this Agreement, and further agrees that any action against UM relating to this Agreement will be initiated by Company only in a court of competent jurisdiction in Baltimore City, or Baltimore County, Maryland.

13.03     UM and Company waive their rights to trial by jury as to any litigation between them relating to this Agreement.

Article 14. INTEGRATION AND INTERPRETATION

14.01     This Agreement, together with any Exhibits specifically referenced and attached, embodies the entire understanding between Company and UM. There are no contracts, understandings, conditions, warranties or representations, oral or written, express or implied, with reference to the subject matter of this Agreement that arc not merged in this Agreement.

14.02     This Agreement is negotiated as an arm’s-length business transaction. Draftsmanship will not be taken into account in construing the Agreement.

14.03     If any condition or provision in any Article of this Agreement is held to be invalid or illegal or contrary to public policy by a court of competent jurisdiction from which there is no appeal, this Agreement will be construed as though the provision or condition did not appear. The remaining provisions of this Agreement will continue in full force and effect.

Article 15. REPRESENTATIONS AND WARRANTIES

15.01     UM hereby represents that to the knowledge of the executing UM officer, as of the date of execution by the officer, (a) as confirmed by assignments from UM Personnel who are known to be among the Licensor Inventors, or by assignment from prior owners of certain Patent Rights, (a) UM has full right, title, and interest in and to the Patent Rights identified in Exhibit A-1 (subject to any rights of the United States under grants to UM and pursuant to 35 U.S.C. Section 201 et seq. and all implementing regulations), saving only the invention listed in Patent Rights which is jointly owned by UM and ISS; (b) the Patent Rights identified in Exhibit A-1 are not the subject matter of any currently pending claims, actions or litigation involving UM, and UM has not been informed of any related matters or litigation contemplated either by UM or any Third Party; and (c) UM is unaware that any person disputes inventorship or ownership of Patent Rights as described in this Agreement. [***]. UM warrants that the officer of UM executing this Agreement is authorized to do so on behalf of UM. UM EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, AND PATENT VALIDITY, WITH RESPECT TO PATENT RIGHTS.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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15.02     Company hereby represents and warrants to UM that: (a) Company has full legal right, power and authority to execute, deliver and perform its obligations under this Agreement; (b) the execution, delivery and performance by Company of this Agreement do not contravene or constitute a default under any provision of applicable law or of any agreement, judgment, injunction, order, decree, or other instrument binding upon Company; and (c) the officer of the Company executing this Agreement has been authorized by the Company’s board of directors or governing body to execute this Agreement as the act of the Company.

Article 16. CLAIMS, INDEMNIFICATION AND INSURANCE

16.01     UM and its officers and employees acting within the scope of their employment by UM are subject to the Maryland Tort Claims Act (“the Act”), Title 12, Subtitle 1, State Government Article, Annotated Code of Maryland, which permits claims in tort against the State of Maryland under certain circumstances and subject to limits provided by law. In order to file a claim under the Act, a claimant must submit a written claim to the Treasurer of the State of Maryland or a designee of that office within one year after the injury to the person or property that is the basis of the claim.

16.02     Company warrants and represents that it maintains comprehensive liability insurance coverage for itself, its officers, employees and agents, in the minimum amounts of $[***] per claim and $[***] aggregate, applicable to bodily injury and property damage. Prior to the initiation of any human trials in any geographical location with any products, processes, or protocols developed either by Company, its Affiliates, or Sublicensees or their officers, servants, or agents, or by Third Parties acting on behalf of or under authorization from Company, its Affiliates or Sublicensees, using licensed Patent Rights, the Company will establish and maintain Product & Clinical Trials Liability insurance coverage in the amount of $[***] per claim and $[***] aggregate. Company warrants that its liability insurance will cover contractually assumed obligation for product liability claims referred to in Section 16.03, when/if human clinical trials are commenced. UM acknowledges that Company’s liability insurance will not cover indemnity claims related to patent infringement referred to in Section 16.03. A certificate evidencing the required insurance coverage will be delivered to UM: (i) at or before execution of this Agreement; (ii) each time there is a change in Company’s insurance coverage; and (iii) each time Company’s insurance coverage is renewed. Company agrees to require its insurance carrier(s) to notify UM within 15 days prior to cancellation of Company’s insurance coverage, except in the case of cancellation for nonpayment of premium, where 10 days advance notice will be provided. If Company does not secure liability insurance written on an occurrence basis, but instead secures liability insurance written on a claims-made basis, Company warrants that it will purchase extending reported coverage or otherwise provide insurance satisfying its obligations hereunder for a period of not less than [***] years following termination of this Agreement.

16.03     (a)            Company will defend, indemnify, and hold harmless UM, UM Personnel, UM Affiliates, the University System of Maryland, the State of Maryland, and their regents, officers, employees, students, and agents (each individually a “UM Party” and all, collectively “UM Parties”), and ISS, against any and all claims, costs or liabilities, including attorney’s fees and court costs at trial and appellate levels, for any loss, damage, personal injury, or loss of life:

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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1.          caused by the actions of Company, its Affiliates, or Sublicensees, or their officers, servants, or agents, or Third Parties acting on behalf of or under authorization from Company, its Affiliates or Sublicensees, in the performance of this Agreement;

2.          arising out of use of licensed Patent Rights by Company, its Affiliates, or Sublicensees or their officers, servants, or agents, or by any Third Party acting on behalf of or under authorization from Company, its Affiliates, or Sublicensees; or

3.          arising out of use by a Party of products, processes, or protocols developed either by Company, its Affiliates, or Sublicensees or their officers, servants, or agents, or by Third Parties acting on behalf of or under authorization from Company, its Affiliates or Sublicensees, using licensed Patent Rights, provided such use was consistent with any instructions, protocols or supervision provided by Company.

(b)          Company’s agreement to defend, indemnify and hold harmless a UM Party or ISS is conditioned upon:

1.          UM or ISS, as the case may be, promptly notifying Company in writing after it receives notice of a claim, and

2.          the UM Party seeking indemnification, or ISS, fully cooperating with Company in the defense of the claim.

(c)          Company’s agreement to defend, indemnify and hold harmless a UM Party or ISS will not apply to any claim, cost, or liability attributable to the negligent act or willful misconduct of the UM Party, ISS, or a Third Party acting outside the direction or control of Company.

16.04       UM and Company further agree that nothing in this Agreement will be interpreted as:

(a)          a denial to either party of any remedy or defense available to it under the laws of the State of Maryland;

(b)          the consent of the State of Maryland or its agents and agencies to be sued; or

(c)          a waiver of sovereign immunity or any other governmental immunity of the State of Maryland and UM beyond the extent of any waiver provided by law.

Article 17. ADVERTISING AND PUBLICITY

17.01     Neither party will use the name of the other or any of its employees or personnel, or any adaptation thereof, in any advertising, promotional, or sales literature without prior written consent obtained from the other party. Company may not use the name of ISS in conjunction with the invention owned by ISS and licensed hereunder without first securing the consent of ISS. Either party may publicize the fact that the parties have made this Agreement.

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Article 18. DISPUTE RESOLUTION

If a dispute between the parties related to this Agreement arises, either party, by notice to the other party, may have the dispute referred to the parties’ respective officers designated below, or their successors, for attempted resolution by good faith negotiations within 30 days after the notice is received. The designated officers are as follows:

For Company:	Chief Executive Officer
For UM:	Vice President, Research and Development

In the event the designated officers are not able to resolve the dispute within this 30 day period, or any agreed extension, they will confer in good faith with respect to the possibility of resolving the matter through mediation with a mutually acceptable Third Party or a national mediation organization. The parties agree that they will participate in any mediation sessions in good faith in an effort to resolve the dispute in an infoitnal and inexpensive manner. All expenses of the mediator will be shared equally by the parties. Any applicable statute of limitations will be tolled during the pendency of a mediation initiated under this Agreement. Evidence of anything said or any admission made in the course of any mediation will not be admissible in evidence in any civil action between the parties. In addition, no document prepared for the purpose of, or in the course of, or pursuant to, the mediation, or copy thereof, will be admissible in evidence in any civil action between the parties. However, the admissibility of evidence will not be limited if all parties who participated in the mediation consent to disclosure of the evidence.

Article 19. MISCELLANEOUS

19.01     No license or right is granted by implication or otherwise with respect to any patent application or patent owned by either party, unless specifically set forth in this Agreement.

19.02     (a)            Company will not knowingly employ or compensate, directly or indirectly, any person working in the Licensed Field, or involved in negotiating this Agreement on behalf of UM, while the person is employed by UM or for [***] thereafter, unless UM provides Company with prior written consent of the UM President to the employment or compensation by Company, which shall not be unreasonably withheld. “Compensation” includes but is not limited to: stock option or stock purchase agreements, consulting agreements, any other form of agreement executed between a UM employee and Company, and cash payments. “Employment” includes both uncompensated and compensated service to Company. The Maryland Public Ethics Law, Title 15, State Government Article, Annotated Code of Maryland, may apply to a decision by the UM President in regard to such matter.

(b)          [***].

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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(c)          Company and one of the Licensor Inventors, [***], are considering business relationships between them which may involve [***] being an officer, employee, or consultant of Company. As a consequence of the business relationship created by this Agreement between Company and [***]’s employer, UM, and as a consequence of the fact that [***] is an employee of the State of Maryland by virtue of his UM employment, [***]’s relationships with Company during the term of this Agreement would cause him to be in violation of the State Public Ethics Law (Title 15, Subtitle 5, State Government Article, Annotated Code of Maryland), unless an exemption is granted to him by UM. The same situation would pertain to any other UM Personnel who have responsibilities relating to Patent Rights or this Agreement who may consider business relationships with Company. Company agrees that it will not enter into any paid or unpaid employment or other business relationship with [***] or other UM Personnel without verifying with the UM Conflict of Interest Officer that to do so will not cause the UM Personnel in question to be in violation of the State Public Ethics Law.

19.03     If Company conducts clinical trials of a Licensed Product, it will give full consideration to using UM or the University of Maryland Medical System Corporation as a site for clinical trials, subject to agreement on terms and conditions, including compensation, negotiated in good faith.

19.04     Neither party is liable for failure or delay in performing any of its obligations under this Agreement if the failure or delay is required in order to comply with any governmental regulation, request or order, or necessitated by other circumstances beyond the reasonable control of the party so failing or delaying, including but not limited to Acts of God, war (declared or undeclared), insurrection, fire, flood, accident, labor strikes, work stoppage or slowdown (whether or not such labor event is within the reasonable control of the parties), or inability to obtain raw materials, supplies, power or equipment necessary to enable a party to perform its obligations. Each party will: (a) promptly notify the other party in writing of an event of force majeure, the expected duration of the event and its anticipated effect on the ability of the party to perform its obligations; and (b) make reasonable efforts to remedy the event of force majeure.

19.05     All notices, consents and other communications required or allowed under this Agreement must be in writing and are effective upon receipt: (a) when delivered by hand; or (b) when received by the addressee after being mailed by registered or certified mail (air mail if mailed overseas), return receipt requested; or (c) when received by the addressee, by delivery service (return receipt requested), in each case addressed to the party at its address set forth below (or to another address that a party may later designate by notice to the other party):

If to UM:	Director, Technology Commercialization
Office of Research and Development
University of Maryland, Baltimore
515 West Lombard Street, Fourth Floor
Baltimore, Maryland 21201-1602

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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Copy to:	University Counsel
University of Maryland, Baltimore
520 West Lombard Street
East Hall, Second Floor
Baltimore, Maryland 21201-1627

If to Company:	Chief Executive Officer
Alba Therapeutics Corporation
2400 Boston St., Suite 310
Baltimore, MD 21224

Copy to :	General Counsel
Alba Therapeutics Corporation
2400 Boston Street
Suite 302
Baltimore, MD 21224

19.06     This Agreement, including Exhibits, may not be amended, nor may any right or remedy of either party be waived, unless the amendment or waiver is in writing and signed by a duly authorized representative of each party.

19.07     A failure or delay by a party in exercising any of its rights or remedies under this Agreement does not constitute a waiver of the rights or remedies, nor does any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the parties provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

19.08     UM and Company are not (and nothing in this Agreement may be construed to constitute them as) partners, joint venturers, agents, representatives or employees of the other, nor is there any status or relationship between them other than that of independent contractors. Neither party has any responsibility nor liability for the actions of the other party except as specifically provided in this Agreement. Neither party has any right or authority to bind or obligate the other party in any manner or make any representation or warranty on behalf of the other party.

19.09     Unless otherwise provided, all costs and expenses incurred in connection with this Agreement will be paid by the party which incurs the cost or expense, and the other party has no liability for such cost or expense.

19.10     This Agreement is not intended to create, and does not create, enforceable legal rights as a third party beneficiary or through any other legal theory on the part of any University Personnel or any other person except as otherwise provided by Section 16.03.

19.11     This Agreement is signed in duplicate originals. The headings used in this Agreement are for convenience of reference only and do not affect the meaning or construction of this Agreement.

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[signatures on following page]

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The parties have caused this Agreement to be executed by their duly authorized representatives on the dates indicated below.

UNIVERSITY OF MARYLAND,
BALTIMORE

BY:	/s/ David J. Ramsay
WITNESS:	/s/ Dorothy C. Trueheart
David J. Ramsay, D.M., D.Phil.
President

Date:	10/5/2005
	Date:	10/5/2005

ALBA THERAPEUTICS CORPORATION

BY:	/s/ Blake M. Paterson
	WITNESS:	/s/ [illegible]
Blake M. Paterson, MD
Corporate Secretary
President

Date:	14 Oct 2005
	Date:	10/14/05

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9/12/2005

EXHIBIT A-1: PATENT RIGHTS

[***]

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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EXHIBIT A-2: ROYALTY RATES

[***]

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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EXHIBIT B: INVENTION REPORTS

[***]

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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EXHIBIT C: SAMPLE MATERIAL TRANSFER AGREEMENT

See attached file MTA070704

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EXHIBIT C

MATERIAL TRANSFER AGREEMENT FOR ZOT AND ZONULIN,

SUBJECT TO LICENSE AGREEMENT WITH

ALBA THERAPEUTICS CORPORATION

This MATERIAL TRANSFER AGREEMENT (this “Agreement”) dated as of ___________, _____ (the “Effective Date”), is entered into by and between the University of Maryland, Baltimore, a constituent institution of the University System of Maryland, which is a public corporation and an instrumentality of the State of Maryland, located at 520 West Lombard Street, Baltimore Maryland 21201 (“PROVIDER”), and ________________________________, a ________ institution located at ______________, (“RECIPIENT”), on behalf of (“RECIPIENT SCIENTIST”).

The parties agree as follows:

1.	The terms “PROVIDER”, “RECIPIENT”, and “RECIPIENT SCIENTIST” have the meanings indicated above. Other terms used in this Agreement are defined as follows:

1.1.	AGONISTS/ANTAGONISTS: Agonists or antagonists to a receptor protein created through the use of the MATERIAL by RECIPIENT that are not PROGENY, MODIFICATIONS or UNMODIFIED DERIVATIVES.

1.2.	COMMERCIAL PURPOSES: The sale, lease, license, or other transfer of the MATERIAL, MODIFICATIONS, or AGONISTS/ANTAGONISTS to a for-profit organization. COMMERCIAL PURPOSES includes uses of the MATERIAL, MODIFICATIONS or AGONISTS/ANTAGONISTS by any organization, including RECIPIENT, to perform contract research, to screen compound libraries, to produce or manufacture products for general sale, or to conduct research activities that result in any sale, lease, license, or transfer of the MATERIAL, MODIFICATIONS or AGONISTS/ANTAGONISTS to a for-profit organization. However, industrially sponsored academic research will not be considered a use of the MATERIAL, MODIFICATIONS or AGONISTS/ANTAGONISTS for COMMERCIAL PURPOSES per se, unless any of the above conditions of this definition are met.

1.3.	LICENSEE: Alba Therapeutics Corporation, which has licensed from PROVIDER certain specific and exclusive rights to use the MATERIAL for COMMERCIAL PURPOSES.

1.4.	MATERIAL: PROVIDER’s ORIGINAL MATERIAL, PROGENY, and UNMODIFIED DERIVATIVES and its associated confidential and proprietary data and information.

1.5.	MODIFICATIONS: Substances created by RECIPIENT which contain or incorporate the MATERIAL.

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1.6.	NONPROFIT ORGANIZATION(S): A university or other institution of higher education or an organization of the type described in section 501(c)(3) of the Internal Revenue Code of 1954 (26 U.S.C. 501(c)) and exempt from taxation under section 501(a) of the Internal Revenue Code (26 U.S.C. 501(a)) or any nonprofit scientific or educational organization qualified under a state nonprofit organization statute. As used herein, the term also includes government agencies.

1.7.	ORIGINAL MATERIAL: Zot, Zonulin: “Zonula Occludens Toxin” otherwise known as Zot, Zonulin, covered under various US & foreign patents.

1.8.	PROGENY: Unmodified descendant from the MATERIAL, such as virus from virus, cell from cell, or organism from organism.

1.9.	PROVIDER SCIENTIST: [***], an employee of PROVIDER, or scientists working under his direct supervision.

1.10.	UNMODIFIED DERIVATIVES: Substances created by RECIPIENT which constitute an unmodified or modified functional sub-unit or product expressed by the ORIGINAL MATERIAL. Some examples include: subclones of unmodified or modified cell lines, purified or fractionated sub-sets of the ORIGINAL MATERIAL, proteins expressed by DNA/RNA supplied by PROVIDER, or “-monoclonal antibodies secreted by a hybridomas cell line.

2.	PROVIDER shall provide RECIPIENT with the MATERIAL on the terms and conditions of this Agreement.

3.	PROVIDER retains all right and title in the MATERIAL and MODIFICATIONS. RECIPIENT shall use the MATERIAL and MODIFICATIONS solely for the following, non-commercial, research purposes: . RECIPIENT UNDERSTANDS THAT THE MATERIAL IS PROVIDED SOLELY FOR NON-HUMAN RESEARCH PURPOSES, HAS NOT BEEN APPROVED FOR USE WITH HUMAN SUBJECTS INCLUDING FOR DIAGNOSTIC PURPOSES, AND CANNOT AND WILL NOT BE ADMINISTERED TO HUMAN SUBJECTS.

4.	MATERIAL is to be used only at the RECIPIENT organization and only in the RECIPIENT SCIENTIST’s laboratory under the direction of the RECIPIENT SCIENTIST or others working under his/her direct supervision. MATERIAL will not be transferred to anyone else within the RECIPIENT organization without the prior written consent of the PROVIDER. RECIPIENT shall limit transfer and disclosure of the MATERIAL only as reasonably necessary for completion of the research described above, which may include, without limitation of the forgoing, transfer and disclosure to RECIPIENT’s directors, officers, employees, consultants and legal advisors.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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5.	RECIPIENT and RECIPIENT SCIENTIST agree to refer to PROVIDER any request for MATERIAL from any person or entity other than those persons who are working under the RECIPIENT SCIENTIST’s direct supervision and persons described in the last sentence of paragraph 4 above.

6.	RECIPIENT agrees that MATERIAL, MODIFICATIONS, and AGONISTS/ANTAGONISTS will be transferred to anyone else other than RECIPIENT’S SCIENTIST and permitted persons within RECIPIENT organization only under a material transfer agreement between PROVIDER and RECIPIENT organization with terms at least as restrictive as the terms of this Agreement.

7.	RECIPIENT agrees that MATERIAL, MODIFICATIONS, and AGONISTS/ANTAGONISTS are subject to certain rights of LICENSEE.

8.	To the extent supplies of MATERIAL are available, PROVIDER or PROVIDER SCIENTIST will make MATERIAL available, under a separate implementing letter to this Agreement or other agreement having terms consistent with the terms of this Agreement, only to other scientists at NONPROFIT ORGANIZATION(S) who wish to replicate RECIPIENT SCIENTIST’s research; provided that such other scientists reimburse PROVIDER for any costs relating to the preparation and distribution of MATERIAL.

9.	(a) RECIPIENT will have the right, without restriction, to distribute substances created by RECIPIENT through the use of MATERIAL only if such substances are not PROGENY, UNMODIFIED DERIVATIVES, MODIFICATIONS, or AGONISTS/ANTAGONISTS.

(b) Upon notice to PROVIDER and under the Uniform Biological Material Transfer Agreement published in the Federal Register on March 8, 1995 (or an agreement at least as protective of PROVIDER’s and LICENSEE’s rights), RECIPIENT may distribute MODIFICATIONS and AGONISTS/ANTAGONISTS to non-profit or governmental organizations for non-commercial research purposes only.

10.	RECIPIENT acknowledges that MATERIAL is the subject of patents and patent applications, and significant rights granted to LICENSEE. Except as expressly provided in this Agreement, no express or implied licenses or other rights are provided to RECIPIENT under any patents, patent applications, trade secrets or other intellectual property rights of PROVIDER, including with respect to PROGENY, MODIFICATIONS, UNMODIFIED DERIVATIVES or AGONISTS/ANTAGONISTS, or other modified forms of the MATERIAL. In particular, but without limiting the foregoing, no express or implied licenses or other rights are provided to use MATERIAL, MODIFICATIONS, AGONISTS/ANTAGONISTS or any related patents of PROVIDER, including patents covering the composition of matter, methods of manufacture or use of any of the foregoing, for any COMMERCIAL PURPOSES. This agreement shall not be construed to grant any license or other grants to RECIPIENT in the MATERIAL or MODIFICATIONS or AGONISTS/ANTAGONISTS, or under any patent rights or other intellectual property rights of PROVIDER or LICENSEE.

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11.	RECIPIENT is free to file patent application(s) claiming inventions made by RECIPIENT through the use of provided MATERIAL but agrees to notify PROVIDER thirty (30) days prior to filing a patent application claiming MODIFICATIONS, or AGONISTS/ANTAGONISTS or method(s) of manufacture or use(s) of provided MATERIAL.

12.	This Agreement will terminate upon the earliest of the following: (1) one (1) year from the Effective Date; (2) one (1) year from the actual receipt of the MATERIAL; (3) when MATERIAL becomes generally available from third parties, such as through reagent banks or from public repositories; (4) upon completion of RECIPIENT’s current research with MATERIAL; or (5) upon thirty (30) days written notice of termination by either party. Upon the request of PROVIDER, RECIPIENT shall either promptly destroy or return to PROVIDER all remaining MATERIAL.

13.	Termination of this Agreement under Section 12 above will have the following consequences:

(a)          if termination should occur under Section 12(3) above, RECIPIENT will be bound to PROVIDER by the least restrictive terms applicable to MATERIAL obtained from the-then-available sources; and

(b)          if termination should occur under Section 12(4) above, RECIPIENT will discontinue its use of MATERIAL and will, upon direction of PROVIDER, return or destroy any remaining MATERIAL. RECIPIENT, at is discretion, will also either destroy MODIFICATIONS or remain bound by the terms of this Agreement as they apply to MODIFICATIONS; and

(c)          if PROVIDER terminates this Agreement under Section 12(5) above, other than for breach of this Agreement or with cause such as an imminent health risk or patent infringement by RECIPIENT and/or RECIPIENT SCIENTIST, PROVIDER may defer the effective date of termination for a period of up to one (1) year, upon’ request from RECIPIENT, (“Deferred Date of Termination”) to provide RECIPIENT an opportunity to complete research in progress, e.g., on-going experiments. Upon the effective date of termination, or if granted by PROVIDER, the Deferred Date of Termination, RECIPIENT will discontinue its use of MATERIAL and will, upon direction of PROVIDER, return or destroy any remaining MATERIAL. RECIPIENT, at its discretion, also will destroy MODIFICATIONS and AGONISTS/ANTAGONISTS or remain bound by the terms of this Agreement as they apply to MODIFICATIONS and AGONISTS/ANTAGONISTS.

14.	RECIPIENT hereby acknowledges that the MATERIAL is experimental in nature, may have hazardous properties, and is provided “AS IS.” PROVIDER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE MATERIAL OR THE USE THEREOF. PROVIDER DISCLAIMS ALL LMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT.

15.	RECIPIENT shall comply in all material respects with all laws and governmental rules, regulations and guidelines which are applicable to the MATERIAL or the use thereof, including biosafety procedures, and with any safety precautions accompanying the MATERIALS.

40

16.	RECIPIENT assumes all liability for damages that may arise from its use, storage or disposal of the MATERIAL. PROVIDER will not be liable to RECIPIENT for any loss, claim or demand made by RECIPIENT, or made against RECIPIENT by any other party, due to or arising from the use of the MATERIAL by RECIPIENT, except to the extent provided by Maryland law with respect to a tort claim asserted by RECIPIENT against PROVIDER.

17.	This Agreement represents the entire agreement between the parties regarding the subject matter hereof and shall supersede all previous communications, representations, understandings and agreements, whether oral or written, by or between the parties with respect to the subject matter hereof.

18.	No change, modification, extension, termination or waiver of this Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by duly authorized representatives of the parties.

19.	All necessary and relevant Paragraphs will survive termination of this Agreement for any reason whatsoever where it is clear from the content of those Sections that they are intended to survive, including without limitation, Sections, 1, 6, 13, 14, 15 and 21.

20.	MATERIAL will be provided following payment to PROVIDER of a processing fee of .

21.	This Agreement may not be interpreted to prevent or to delay publication of research findings resulting from the use. of MATERIAL, MODIFICATIONS or AGONISTS/ANTAGONISTS. RECIPIENT SCIENTIST agrees to provide appropriate acknowledgment of the source of MATERIAL in all publications.

22.	RECIPIENT will provide to PROVIDER written progress reports of all data generated from the research in which MATERIAL is used, and a final written report regarding the research results within sixty days (60) of completion of RECIPIENT’s research with the MATERIAL.

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IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date.

UNIVERSITY OF MARYLAND, BALTIMORE

By:

Title:

[RECIPIENT]

By:

Title:

42

EXHIBIT A

MATERIALS

[TO BE COMPLETED]

43

EXHIBIT D: PATENT EXPENSES INCURRED PRIOR TO THE EFFECTIVE DATE

[***]

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

44

EXHIBIT E

[***]

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

45

FIRST AMENDMENT

to

RESTATED

MASTER LICENSE AGREEMENT

effective July 1, 2005

between

UNIVERSITY OF MARYLAND, BALTIMORE

and

ALBA THERAPEUTICS CORPORATION

This First Amendment (“Amendment”) to Restated Master License Agreement (“Agreement”) effective July 1, 2005, is made by and between the University of Maryland, Baltimore (“UM”), a constituent institution of the University System of Maryland, a public corporation and an instrumentality of the State of Maryland, having an address at 520 West Lombard Street, East Hall, Room 200, Baltimore, Maryland 21201, and Alba Therapeutics Corporation, a corporation of Delaware, with its principal place of business at 2400 Boston St., Suite 310, Baltimore, MD 21224 (“Company”).

For [***] and other valuable consideration, receipt of which is acknowledged, the parties agree as follows:

1.           This Amendment is effective December 1, 2005.

2.           Section 3.01 of the Agreement is deleted in its entirety and replaced with the following provision:

“3.01 Subject to rights of the United States under grants to UM and pursuant to 35 U.S.C. Section 201 et seq. and all implementing regulations, and subject to Section 3.02, UM grants to Company, and Company accepts, an exclusive worldwide license under Patent Rights to conduct research and development and to make, have made, use, lease, offer to sell, sell and import the Licensed Products within the Licensed Field as defined in Section 2.12 above, for the term of this Agreement. This license includes the right to grant sublicenses consistent with this Agreement.”

3.           Section 3.09(a) of the Agreement is deleted in its entirety and replaced with the following provision:

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

46

“3.09       (a)          Subject to rights of other parties sponsoring research at UM, Company has an exclusive option to enter into an exclusive license agreement with UM for UM Rights in Improvements, within the Licensed Field, so long as (i) this Agreement is in effect, (ii) Company files, prosecutes, and maintains patent applications and issued patents for Patent Rights and UM Rights in Improvements and pays Patent Expenses for Patent Rights and UM Rights in Improvements to the extent required by this Agreement, and (iii) Company has not notified UM that Company declines to exercise its option. During the term of this option, UM Rights in Improvements will be subject to the same patent prosecution and maintenance terms and conditions applicable to Patent Rights under Article 7 of this Agreement.”

4.           Section 3.11(a) of the Agreement is deleted in its entirety and replaced with the following provision:

“3.11       (a)          UM will report promptly to Company in writing each UM Improvement and each Joint Improvement disclosed to UM. Company will report promptly to UM in writing each UM Improvement and each Joint Improvement disclosed to Company. This reporting requirement is triggered by determination by the receiving party that a disclosed invention concerns a UM Improvement or Joint Improvement. A copy of a provisional patent application filed by UM for the UM Improvement or Joint Improvement will satisfy this reporting requirement. IF UM does not file a patent application, Company will do so upon UM’s request. Promptly after filing of any patent application related to Patent Rights, UM Improvements or Joint Improvements, UM and Company will confer in good faith to determine inventorship of the intellectual property described in the patent application.”

5.           Article 4 of the Agreement is amended by the addition of the following Section 4.06:

4.06       Company will file, prosecute and maintain any patent applications and issued patents related to Patent Rights, UM Improvements and Joint Improvements pursuant to the terms and conditions of Section 7 of this Agreement.

6.           Article 7 of the Agreement is deleted in its entirety and replaced with the following Article 7:

“ARTICLE 7. PATENT PROSECUTION AND PUBLICATIONS

7.01       (a)          UM is responsible for filing and prosecuting patent applications for the Patent Rights and UM Improvements through November 30, 2005; Company is responsible for filing any patent applications for the Patent Rights and UM Improvements on and after December 1, 2005, subject to UM’s continuing ability to file provisional applications on UM Improvements and to withdraw from Company the responsibility to file and prosecute applications relating to UM Improvements (see 7.01(g)). Company is responsible for filing and prosecuting any patent applications for Joint Improvements unless Company and UM agree in writing that UM will assume such responsibility for any or all of Joint Improvements. Company is responsible for the filing, prosecution, and maintenance of patent applications for Company Improvements.

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(b)          The scope of patent coverage within Patent Rights, UM Improvements, or Joint Improvements will not be significantly modified or limited, and the identification of inventors will not be modified, by the party responsible for filing patent applications without prior approval of the other party. If approval is requested by notice in writing, and is neither given nor denied in writing within 10 business days after the date notice is received, approval will be deemed given.

(c)          UM will invoice Company for Patent Expenses incurred by UM. Company will pay the invoice in full to UM within 30 days after the date of UM’s invoice. Company’s failure to pay an invoice on time will result in interest charges in accordance with Section 5.10 as well as loss of input into patenting decisions until such time as Company pays all outstanding invoices for Patent Expenses and accrued interest. Additionally, Company’s failure to pay an invoice and accrued interest within 90 days after date of invoice will result in termination of Company’s option rights under Section 3.09. Fees incurred by Company for patent action are Company’s responsibility.

(d)          Further, with respect to Patent Rights and UM Improvements, and with respect to the filing and prosecution of foreign patent applications specified by Company or filed by Company in accordance with Section 7.04, Company will pre-pay or directly pay charges and fees, including attorneys’ fees, or will reimburse UM for those charges and fees, at UM’s option, if such charges and fees were incurred prior to December 1, 2005, result from instructions given by UM prior to December 1, 2005, or otherwise were incurred by UM as a result of agreement with Company or pursuant to the terms of this Agreement.

(e)          Company will choose outside patent counsel subject to UM’s approval, which approval must not be withheld or delayed unreasonably. If UM has not approved or disapproved patent counsel within 10 business days of notice of a request for approval, UM’s approval shall be deemed given. Fees incurred by Company for patent action are Company’s sole responsibility.

(f)          If Company chooses not to file a patent application for a Patent Rights, a UM Improvement or a Joint Improvement, or chooses to abandon a patent application or an issued patent for any or all of Patent Rights, a UM Improvement or a Joint Improvement, it will give UM 30 days prior notice, and UM may file, prosecute or maintain the patent application or issued patent at its own expense if it chooses. Company will act in good faith to maintain and meet all deadlines occurring during the 30 day period. Company’s license of the Patent Rights or UM’s interest in the UM Improvement or Joint Improvement will terminate as of the date Company gives notice of its decision.

48

(g)          If UM and Company do not agree on actions relating to scope of patent coverage for any of Patent Rights, UM Improvements or Joint Improvements, then UM may terminate immediately Company’s right to prosecute the patent application(s) involved, and in such case UM may continue prosecution, using its own, independent counsel. Patent Expenses incurred under this paragraph for the patent application or issued patent involved shall be paid by Company unless Company notifies UM that Company chooses to terminate its license of the Patent Rights, UM Improvements or Joint Improvements involved.

(h)          For purposes of this Agreement, all UM Personnel or Company Personnel who are considered inventors of an Improvement under United States patent law will be listed as inventors of that Improvement. Only inventorship under U.S. law will be considered in determining whether an Improvement is a Company Improvement, Joint Improvement or UM Improvement. The Parties recognize that the patent laws of countries where patent applications are filed may follow rules of inventorship that differ from U.S. patent law. If the parties do not agree as to inventorship, the matter will be submitted to patent counsel acceptable to both parties for binding resolution. The party prosecuting the application in question will designate counsel to advise the parties. The other party may reject this designation by notice given within 10 days after receipt of the proposal. This notice will include two proposed alternative counsel. The first party will choose one of the two, and the parties will use that counsel. Costs associated with evaluation of inventorship will be divided equally between the parties.

7.02      (a)          If Company does not license UM Improvements or UM’s Interest in Joint Improvements, then Company will have no obligation under Section 7.01 to file or prosecute a patent application for the UM Improvements or Joint Improvements, or under Section 3.09(a) to pay Patent Expenses related to the UM Improvements or Joint Improvements incurred by UM for patent filing and prosecution activities occurring more than 60 days after Company’s option is terminated or expires as provided in Section 3.09. UM will act in good faith to minimize the Patent Expenses incurred between receipt of notice and the end of the 60 day period. If Company is responsible for prosecution or maintenance of the patent applications for UM Improvements or Joint Improvements involved, then Company will act in good faith to maintain the patent applications and meet all deadlines occurring during the 60-day period.

(b)          If this Agreement is terminated for any reason other than expiration in accordance with Section 11.01, Company will have no obligation to pay Patent Expenses related to Patent Rights or UM Improvements incurred by UM for patent filing and prosecution activities occurring more than 60 days after termination, and no obligation to pursue patent applications related to Patent Rights or UM Improvements and pay related Patent Expenses for more than 60 days after termination. UM will act in good faith to minimize the Patent Expenses it incurs between receipt of notice of termination and the end of the 60 day period.

7.03      Company and UM will cooperate to limit the Patent Expenses while making reasonable efforts to have the Patent Rights cover all items of commercial interest and importance. Company and UM will cooperate to define the scope and content of U.S. and foreign patent applications to be filed under Patent Rights, UM Improvements and Joint Improvements. Company will give UM reasonable opportunity to advise Company and patent counsel with respect to patent applications prosecuted by Company pursuant to this Agreement. The parties will cooperate with each other in the prosecution, filing, and maintenance of their respective patent applications covering Patent Rights. Company will advise UM promptly as to all material developments with respect to the applications. Copies of all papers received and filed by Company in connection with prosecution of applications will be provided promptly to UM to enable it to advise Company thereon.

49

7.04        (a)          UM has disclosed to Company or Company has disclosed to UM the patent applications and patents in effect for the Patent Rights listed in Exhibit A-1. With respect to patent application Serial Numbers [***], or further patent applications related to invention reports listed in Exhibit B, or UM Improvements, Company will file patent applications in [***], and additional countries chosen by Company. If Company gives at least 60 days prior written notice to UM, Company may elect to discontinue patent prosecution and support for Patent Expenses in any country other than [***]. Company will be responsible for Patent Expenses incurred in that 60 day period with respect to the country or countries where Company is ceasing support. From and after UM’s receipt of Company’s notice, Company’s exclusive rights in Patent Rights and UM Rights in Improvements will become non-exclusive with respect to the country or countries where Company is ceasing support, and Company will execute such documents as reasonably may be requested by UM to confirm conversion of Company’s rights.

(b)          UM may elect to file and prosecute patent applications, solely at its own expense, in foreign countries not listed in Section 7.04(a) or not chosen by Company. If UM so elects, Company will have no right to approve UM’s patent counsel, no license rights with respect to Patent Rights and UM Improvements in those countries, and no option rights with respect thereto in those countries, unless otherwise agreed to by the parties in writing.

7.05      In order to preserve the ability to secure patents or equivalent foreign protection for Patent Rights, UM Improvements and Joint Improvements, UM will request that UM Personnel not disseminate or publish any results or otherwise publicly disclose the results of research performed by UM Personnel relating to the Patent Rights within the Licensed Field and subject to the license(s) granted to Company under this Agreement unless any materials containing those results are first submitted to UM and, by UM, to Company, for review, comment, and consideration of appropriate patent action. UM will inform UM Personnel working with Patent Rights that they are required to submit materials relating to a planned written publication or other public disclosure to UM for review at least 90 days prior to the date of the planned submission for written publication or other disclosure. UM will promptly advise Company of any proposed publications or public disclosures reported to UM and will furnish Company a copy of the proposed publication or public disclosure as soon as submitted to UM. Company will advise UM within 30 days after Company’s receipt of the materials whether patent applications will be filed by Company in connection with obtaining or maintaining Patent Rights related to the materials submitted by UM. UM will advise UM Personnel that they must delay written publication or public disclosure up to a maximum of 60 days after the date Company receives the materials to enable Company to file, at Company’s expense, any patent applications Company chooses to file.”

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

50

7.           The parties have caused this Amendment to be executed by their duly authorized officers on the dates indicated below.

UNIVERSITY OF MARYLAND,
BALTIMORE

BY:	/s/ David J. Ramsay	WITNESS	/s/ Dorothy C. Trueheart
David J. Ramsay, D.M., D.Phil.
President

Date:	12/9/05	Date:	12/9/05

ALBA THERAPEUTICS CORPORATION

BY:	/s/ Blake M. Paterson	WITNESS	/s/ [illegible]
	Blake M. Paterson, MD		Corporate Secretary
President and CEO

Date:	12/1/2005	Date:	12/1/05

51

SECOND AMENDMENT

to

RESTATED

MASTER LICENSE AGREEMENT

effective July 1, 2005

between

UNIVERSITY OF MARYLAND, BALTIMORE

and

ALBA THERAPEUTICS CORPORATION

This Second Amendment (“Second Amendment”) to the Restated Master License Agreement effective July 1, 2005, is made by and between the University of Maryland, Baltimore, a constituent institution of the University System of Maryland, a public corporation and an instrumentality of the State of Maryland, having an address at 520 West Lombard Street, East Hall, Room 200, Baltimore, Maryland 21201 (“UM”), and Alba Therapeutics Corporation, a Delaware corporation, with its principal place of business at 800 West Baltimore St., Suite 400, Baltimore, MD 21201 (“Company”).

RECITALS

A.	UM and Company are parties to the Agreement, as amended by the First Amendment to Restated Master License Agreement effective December 1, 2005. The Agreement, as amended by the First Amendment, is referred to as “the Agreement” in these Recitals.

B.	UM has disclosed to Company [***] inventions that are “UM Improvements” under the Agreement, and Company has exercised its option, under the Agreement, to license the inventions. The [***] UM Improvements are: [***].

C.	The Parties have agreed to amend the Agreement to include the UM Improvements identified in the preceding paragraph as licensed Patent Rights, and to state the consideration due UM for this change in the Agreement.

D.	The Parties have recognized that it is necessary and appropriate to confirm license to Company, under the Agreement, of UM’s joint undivided interest in U.S. Patent Appln. [***].

E.	UM has disclosed to Company certain Invention Reports that are not reflected in Exhibit B to the Agreement, and the parties have agreed to add those Invention Reports to Exhibit B, acknowledging that the patent applications and patents based on those Invention Reports will be Patent Rights as defined in the Agreement.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

52

NOW, THEREFORE, in consideration of the mutual promises set forth in the Agreement, and in this Second Amendment, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Amendments

1.           This Second Amendment is effective February 15, 2007. On and after that date, the term “Agreement” as used in the Restated Master License Agreement or either amendment of it shall mean the Restated Master Licensed Agreement as amended by both the First Amendment and this Second Amendment.

2.           Exhibit A-1 is amended by addition of the following descriptions of Patent Rights:

[***]

3.           Exhibit B of the Agreement is deleted in its entirety and replaced with the attached list of invention reports captioned “Exhibit B — Amended 2/15/2007”.

4.           Section 4.01(d)5. is deleted in its entirety and replaced with the following Section 4.01(d)5.:

[***]

5.           Section 5.01(a) is amended by the addition of the following language as a new paragraph 4:

[***]

6.           Section 5.12 is amended by the addition of the following language as a new subsection 5.12(g):

“(g) For and in consideration of (i) the grant of license to the UM Improvements identified in paragraph 2 of the Second Amendment of this Agreement, and added to Exhibit A-1, and (ii) the commitment of UMB to license under the Agreement, for no additional consideration, Patent Rights based upon UM Improvements identified in paragraph 3 of the Second Amendment, Company will pay to UM [***]. This payment is due no later that [***].”

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

53

7.           In Section 19.05, the notice addresses are deleted in their entirety and replaced with the following addresses:

If to UM:	Address for postal mail ONLY:
Director, Technology Commercialization
Office of Research and Development
University of Maryland, Baltimore
660 West Redwood Street, Room 021
Baltimore, Maryland 21201-1541

Address for other forms of communication permitted by
this Agreement:
Director, Technology Commercialization
Office of Research and Development
University of Maryland, Baltimore
110 South Paca Street
Fourth Floor
Baltimore, Mary land 21201

Copy to:	University Counsel
University of Maryland Baltimore
520 West Lombard Street
East Hall, Suite 200
Baltimore, Maryland 21201-1627

If to Company:	Chief Executive Officer
Alba Therapeutics Corporation
800 West Baltimore Street
Suite 400
Baltimore, MD 21201

Copy to:	General Counsel
Alba Therapeutics Corporation
800 West Baltimore Street
Suite 400
Baltimore, MD 21201

IN WITNESS WHEREOF, the Parties hereto have caused this Second Amendment to be executed by their duly authorized officers.

UNIVERSITY OF MARYLAND,
BALTIMORE

BY:	/s/ David J. Ramsay	WITNESS	/s/ Dorothy C. Trueheart
David J. Ramsay, D.M., D.Phil.
President

Date:	3/14/07	Date:	3/14/07

54

ALBA THERAPEUTICS CORPORATION

BY:	/s/ Blake M. Paterson	WITNESS	/s/ Teresa Wenhauer
Blake M. Paterson, MD
President and CEO

Date:	13 March 2007	Date:	3/13/07

55

EXHIBIT B AMENDED 2-15-2007

INVENTION REPORTS

[***]

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

56

THIRD AMENDMENT

to

RESTATED

MASTER LICENSE AGREEMENT

effective July 1, 2005

between

UNIVERSITY OF MARYLAND, BALTIMORE

and

ALBA THERAPEUTICS CORPORATION

This Third Amendment (“Third Amendment”) to the Restated Master License Agreement effective July 1, 2005, as amended, is made by and between the UNIVERSITY OF MARYLAND, BALTIMORE, a constituent institution of the University System of Maryland, a public corporation and an instrumentality of the State of Maryland (“UM”), and ALBA THERAPEUTICS CORPORATION, a Delaware corporation (“Company”).

RECITALS

A.         UM and Company are parties to the Restated Master License Agreement effective July 1, 2005, as amended by the First Amendment effective December 1, 2005, and by the Second Amendment effective February 15, 2007. The Restated Master License Agreement, as amended, is referred herein to as the “Agreement.” Company and UM have agreed to amend the Agreement as set forth herein.

B.         An invention has been made jointly by Company and UMB known as [***]. The parties agree that the invention constitutes a “Joint Improvement” under the Agreement. Company has exercised its option under the Agreement to license UM’s interest in the invention, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises set forth in the Agreement, and in this Third Amendment, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Amendments

1.            The effective date of this Third Amendment shall be the date of the last signature on the signature page. On and after that date, the term “Agreement” as used in the Restated Master License Agreement or either amendment of it shall mean the Restated Master Licensed Agreement as amended by the First Amendment, the Second Amendment, and this Third Amendment.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

57

2.            Exhibit A-1 is amended by addition of the following description of Patent Rights:

[***]

3.            Section 4.01(d)(3) is deleted in its entirety and replaced with the following:

3.          Left-intentionally blank.

4.            Section 4.01(d)(6) is deleted in its entirety and replaced with the following:

[***]

5.            Section 5.12 is amended by addition of the following language as a new subsection 5.12(h):

“(h) For and in consideration of the grant of an exclusive license to UM’s rights in the Joint Improvement identified in paragraph 2 of this Third Amendment, and added to Exhibit A-1, Company will pay to UM [***]. This payment is due [***].”

6.            Article 5 of the Agreement is further amended by the addition of the following Section 5.13:

5.13 In consideration of UM’s agreement to amend the Agreement as set forth in this Third Amendment, Company agrees to pay the following:

(a)            [***]

(b)            [***]

7.            Section 11.02 is deleted in its entirety and replaced with the following:

11.02     (a)            Should Company fail to pay UM any sum due and payable under this Agreement, UM may terminate this Agreement on 90 days written notice, unless Company pays UM within the 90 day period all delinquent sums together with interest due and unpaid. Upon expiration of the 90 day period, if Company has not paid all sums and interest due and payable, the rights, privileges, and licenses granted under this Agreement terminate.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

58

(b)            Notwithstanding the foregoing, if the delinquent sum and/or interest is only with respect to the [***] fee payable under Section 5.13(b), then UM may only terminate the rights, privileges, and licenses granted under this Agreement with respect to [***], and the other rights, privileges, and licenses granted under this Agreement of the Agreement shall remain in full force and effect.

8.            In Section 19.05, the notice addresses are deleted in their entirety and replaced with the following addresses:

If to UM:	Assistant Vice President, CVIP
Office of Research and Development
University of Maryland, Baltimore
620 West Lexington Street, 4th Floor
Baltimore, Maryland 21201

Copy to:	University Counsel
University of Maryland Baltimore
520 West Lombard Street
East Hall, Suite 200
Baltimore, Maryland 21201-1627

If to Company: Chief Executive Officer

Alba Therapeutics Corporation
800 West Baltimore Street, Suite 400
Baltimore, Maryland 21201

Copy to:	General Counsel
Alba Therapeutics Corporation
800 West Baltimore Street, Suite 400
Baltimore, Maryland 21201

9.            Except as specifically modified in this Third Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

59

IN WITNESS WHEREOF, the Parties hereto have caused this Third Amendment to be executed by their duly authorized officers.

WITNESS:	UNIVERSITY OF MARYLAND, BALTIMORE

/s/ [illegible]	By:	/s/ David J. Ramsay	(SEAL)
David J. Ramsay, D.M., D.Phil.
President

	Date:	December 2, 2008

ATTEST:	ALBA THERAPEUTICS CORPORATION

	By:	/s/ Bruce A. Peacock	(SEAL)
Bruce A. Peacock
President and CEO

	Date:	December 1, 2008

60

EXHIBIT B

PATENT RIGHTS

[***]

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

61